Exhibit 10.14

Confidential Treatment Requested by MeiraGTx Holdings plc

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into on this 31st day of December, 2015 (the “Effective Date”) by and between MeiraGTx Acquisition Corporation, a Delaware corporation (“Merger Sub”), BRI-Alzan Inc., a Delaware corporation (the “Company”), F-Prime Inc. (f/k/a Fidelity Biosciences Corp.), a Delaware corporation with the address of its principal office set forth on the signature page hereto (“Fidelity”), Gregory Petsko, an individual resident at the address set forth on the signature page hereto (“Petsko”), Dagmar Ringe, an individual resident at the address set forth on the signature page hereto (“Ringe”), and Brandeis University, a not-for-profit corporation duly incorporated and existing under the laws of the Commonwealth of Massachusetts with the address of its principal office set forth on the signature page hereto (“Brandeis” and together with Fidelity, Petsko and Ringe, each, a “Seller” and, collectively, the “Sellers”), Fidelity, solely in its capacity as agent for the Sellers (the “Sellers’ Representative”), and MeiraGTx Limited, a private limited company duly formed and existing under the laws of England and Wales (Company No. 9501998) and the sole shareholder of Merger Sub (“Parent”). Merger Sub, the Company, the Sellers and Parent may each be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1 herein.

RECITALS

WHEREAS, the Sellers own all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Company Shares”), of the Company;

WHEREAS, the Company is party to that certain License Agreement, dated as of May 1, 2013 (the “License Agreement”), by and between the Company and Brandeis, for the commercial development, manufacture and distribution of products derived from the technology licensed under the License Agreement, a true and complete copy of which is attached hereto as Exhibit A; and

WHEREAS, Merger Sub and the Company believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger and Merger Sub ceasing to exist, such that the Company becomes a wholly-owned subsidiary of Parent and Parent thereby indirectly acquires the License Agreement and the Company’s rights and obligations thereunder, in each case, upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1. DEFINITIONS.

1.1 “409A Valuation” has the meaning set forth in Section 6.4.5(b)(ii)(A).

1.2 “Accounting Firm” has the meaning set forth in Section 2.3.3(b).

1.3 “Action” has the meaning set forth in Section 7.2.2.

1.4 “Affiliate(s)” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For the avoidance of doubt, for purposes of this Agreement and the Ancillary Agreements, (a) the Company shall be an Affiliate of Parent from and after the Effective Time, (b) no Seller shall be an Affiliate of the Company or Parent from and after the Effective Time, and (c) the Company shall not be an Affiliate of Brandeis or any of Brandeis’s Affiliates at any time.

1.5 “Agreement” has the meaning set forth in the preamble.

1.6 “Ancillary Agreements” means, other than this Agreement, the agreements and instruments executed and delivered in connection with the transactions contemplated by this Agreement.

1.7 “Applicable Laws” means all federal, state, local or foreign laws, codes, statutes, ordinances, regulations, rules, requirements, guidance, or orders of any kind whatsoever pertaining to any Party, the Company Shares, the Parent Shares or any of the activities contemplated by this Agreement, including, without limitation, the FDCA, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), data security, confidentiality, and privacy laws, rules, regulations and standards, including, without limitation, the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003) and the PCI Security Standards Council’s Payment Card Industry Data Security Standard, including, without limitation, the Payment Application Data Security Standards and all audit and filing requirements, and Tax laws, and any other regulations promulgated by any Governmental Authority, all as amended from time to time in the relevant territory.

1.8 “BLA” means a Biologics License Application as defined in the FDCA and any equivalent foreign application, registration or certification.

1.9 “BLA Acceptance” means the written notification by the FDA or equivalent Governmental Authority for a country in the Territory that the BLA has met all the criteria for filing acceptance pursuant to 21 C.F.R. §314.101 or its foreign equivalent if such filing is outside the US.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.10 “Brandeis” has the meaning set forth in the Recitals.

1.11 “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

1.12 “Certificate of Merger” has the meaning set forth in Section 2.1.1.

1.13 “Closing” has the meaning set forth in Section 2.4.

1.14 “Closing Date” has the meaning set forth in Section 2.4.

1.15 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

1.16 “Combination Product” means a product which comprises (a) a Product and (b) at least one other active ingredient (including a biologic product) or medical device.

1.17 “Commercially Reasonable Efforts” means with respect to the efforts to be expended by a Party with respect to any objective, reasonable, good faith efforts to accomplish such objective as a Person in the life sciences industry would normally use to accomplish a similar objective under similar circumstances, taking into consideration the stage of development or product life, present and future market potential, efficacy, safety, approved labeling or anticipated labeling, competitiveness of alternative products sold by Third Parties in the marketplace, patent and other proprietary positions, present and future regulatory environment, profitability (including royalties payable to licensors of patent or other intellectual property rights other than any royalty, milestone or other payment to be made under this Agreement) and past performance of a Product developed by such Party.

1.18 “Commercialization” and “Commercialize” means the activities carried out by or on behalf of a Party in distributing (including importing, transporting, warehousing, invoicing, handling and delivering Product to customers), promoting, marketing and selling Product, but does not include selling the Product for clinical trial purposes.

1.19 “Company” has the meaning set forth in the preamble.

1.20 “Company Assets” has the meaning set forth in Section 3.3.6.

1.21 “Company Confidential Information” has the meaning set forth in Section 5.1.3.

1.22 1.22 “Company Intellectual Property Rights” has the meaning set forth in Section 3.3.7.

1.23 “Company Shares” has the meaning set forth in the Recitals.

1.24 “Competing Technology” means any materials, technology, technical and scientific information, improvements, methods, data (whether in vitro, in vivo, and whether in animals or humans), know-how, and expertise, for the treatment, prevention, or delay in onset of

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

amyotrophic lateral sclerosis (ALS) by providing one or more nonsense-mediated mRNA decay polypeptides to neuronal or glial cells to reduce FUS/TLS and/or TDP-43 toxicity as described in the claims in the Patent Rights pending or issued as of the Effective Date. For the avoidance of doubt, actions taken by Fidelity or any of its Affiliates (excluding any Seller other than Fidelity) related to proposed or actual investments, or actions taken by any of their or their Affiliates’ partners, officers or representatives (in each case, excluding any Seller other than Fidelity) related to such proposed or actual investments, shall not be considered “consulting] with, render[ing] services for or otherwise engag[ing] in any business, endeavor or activity anywhere in the Territory for the development, manufacture, use or Commercialization of any Competing Technology” for purposes of Section 5.2(a) of this Agreement.

1.25 “Confidential Information” means technical, financial, manufacturing or marketing information, ideas, methods, developments, improvements, business plans, know-how, trade secrets or other proprietary information relating thereto, together with analyses, compilations, studies or other documents, records or data of a Party or its Affiliates, which contain or otherwise reflect or are generated from such information.

1.26 “Confidentiality Agreements” means (a) the Confidentiality Agreement dated as of June 15, 2015 by and between Kadmon Corporation, LLC, MeiraGTx, LLC and Fidelity, and (b) the Confidentiality Agreement dated as of November 2, 2015 by and between Parent and Brandeis.

1.27 “Contracts” means any and all contracts, agreements, leases, licenses, franchises, warranties, guaranties, mortgages, notes, bonds, options, warrants, rights, purchase orders, letter agreements, subscriptions, commitments, understandings and other obligations in each case, whether written or oral, proposed, contingent or otherwise, and includes any amendment, modification or supplement thereto.

1.28 “Control” means, with respect to any item of Company Intellectual Property Rights or Company Confidential Information, ownership of or possession of the right, whether by ownership or by license, to enforce, use, assign or practice such item of Company Intellectual Property Rights or Company Confidential Information.

1.29 “Covered Person” has the meaning set forth in Section 3.3.9(m).

1.30 “Delaware Law” has the meaning set forth in Section 2.1.

1.31 “Direct Claims” has the meaning set forth in Section 6.6.

1.32 “Disqualification Event” has the meaning set forth in Section 3.3.9(m).

1.33 “DFAR” has the meaning set forth in Section 3.3.9(l).

1.34 “Effective Date” has the meaning set forth in the preamble.

1.35 “Effective Time” has the meaning set forth in Section 2.1.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.36 “Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement, company or payroll practice, including without limitation severance pay, redundancy programs or practices, sick leave, vacation pay, salary continuation for disability, employment, consulting or other compensation agreements, retirement, pension, deferred compensation, bonus, stock purchase, stock appreciation rights, hospitalization, medical insurance, voluntary or other health insurance, life insurance, disability, death or sickness insurance and scholarship programs maintained, sponsored or contributed to by or on behalf of the Company or with respect to which the Company has or may have any Liability, including any Multiemployer Plan.

1.37 “Encumbrance” means any lien, mortgage, security interest, pledge, restriction on transferability or use, right of first refusal, defect of title, or other claim, charge or encumbrance of any nature whatsoever on any asset, property or property interest.

1.38 “Environmental Laws” has the meaning set forth in Section 3.3.18.

1.39 “Environmental Liabilities” has the meaning set forth in Section 3.3.18.

1.40 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.41 “ERISA Affiliate” means any entity that, together with the Company, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Sections 414(b), (c), (m), or (o) of the Code and the regulations thereunder.

1.42 “Exchange Rate” has the meaning set forth in Section 7.12.1.

1.43 “Expiration Date” has the meaning set forth in Section 6.1.

1.44 “FAR” has the meaning set forth in Section 3.3.9(l).

1.45 “FDA” means the United States Food and Drug Administration, and any successor agency(ies) or authority having substantially the same function.

1.46 “FDCA” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. § 321, et seq.

1.47 “Fidelity” has the meaning set forth in the preamble.

1.48 “Fidelity Subscription Agreement” has the meaning set forth in Schedule 1.59.

1.49 “First Commercial Sale” means the first bona fide, arm’s length sale by, on behalf of or under the authority of the Company, its Affiliates or sublicensees to a Third Party for end use or consumption in the Territory after the required marketing and pricing approval has been granted by the Pharmaceutical Product Regulatory Authority of such country. Sale of a Product to an Affiliate or sublicensee, unless the Affiliate or sublicensee is the end user of the Product, transfers or dispositions as samples or for charitable purposes (including, without limitation, pursuant to an early access, compassionate use, named patient, indigent access or patient assistance program), or transfers or dispositions for preclinical, clinical or regulatory purposes in furtherance of obtaining regulatory approval of the Product shall not constitute a First Commercial Sale.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.50 “Governmental Authority” means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government, including the FDA.

1.51 “Government Contract” means any Contract entered into by the Company with any Governmental Authority or with any prime contractor or subcontractor (at any tier) relating to a Contract where any Governmental Authority is a party thereto. A task, purchase or delivery order under a Government Contract or any amendment, supplement or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

1.52 “Hazardous Materials” has the meaning set forth in Section 3.3.18.

1.53 “Indemnified Party” has the meanings set forth in each of Section 6.4 and Section 6.5.1.

1.54 “Indemnifying Party” has the meaning set forth in Section 6.5.1.

1.55 “Institutional Review Board” means any domestic or foreign institutional review board or ethics committee overseeing any clinical trial involving the Product.

1.56 “Intellectual Property Rights” means all intellectual property rights, including (i) Patent Rights, (ii) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications and domain names, (iii) copyrights, copyright registrations and copyright applications, (iv) know-how, inventions (whether or not patentable), non-clinical data, pre-clinical data, in-vitro data, formulae, processes, methodologies, and trade secrets, and (v) all rights in all of the foregoing provided by Applicable Law.

1.57 “Interested Parties” has the meaning set forth in Section 3.3.17.

1.58 “Inventors” has the meaning set forth in Section 3.5.2.

1.59 “Investment Agreements” means the Contracts listed on Schedule 1.59.

1.60 “Know How” has the meaning given to such term in the License Agreement (as amended by the License Agreement Amendment).

1.61 “Knowledge” means all facts actually known, or which should have been reasonably known, by the relevant personnel with primary responsibility for the matter in question on a day to day basis, following reasonable investigation and inquiry by such personnel.

1.62 “Liability” means, collectively, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, due or to become due, absolute or contingent, accrued or not accrued, and whether or not required to be reflected in the financial statements in accordance with U.S. or U.K., as applicable, generally accepted accounting principles.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.63 “License Agreement” has the meaning set forth in the Recitals.

1.64 “License Agreement Amendment” has the meaning set forth in Section 4.1.5.

1.65 “Licensed Know How” means the Know How licensed to the Company under the License Agreement (as amended by the License Agreement Amendment).

1.66 “Licensed Patent Rights” means the Patent Rights licensed to the Company under the License Agreement (as amended by the License Agreement Amendment).

1.67 “Losses” means any and all losses, Liabilities, damages, claims, awards, judgments, Taxes, interest, penalties, costs and expenses (including, without limitation, attorneys’ fees, experts’ fees and other similar out-of-pocket expenses) actually suffered or incurred.

1.68 “Material Adverse Effect” means any change, circumstance or event that, individually or in the aggregate, has a material adverse effect on the Company, the Company Shares, or the Licensed Patent Rights; provided, however, that Material Adverse Effect shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from: (a) the announcement of this Agreement or the pendency of the transactions contemplated hereby; (b) the execution, delivery or performance of this Agreement and the Ancillary Agreements; (c) general economic conditions or other conditions generally affecting the pharmaceutical industry which do not have a disproportionate impact on the Company, the Company Shares or the Licensed Patent Rights; (d) any change in Applicable Laws or the interpretation thereof by any Governmental Authority; or (e) any natural disaster, force majeure events or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, except, in the case of the foregoing clauses (c) through (f), to the extent such event, change, development, circumstance, occurrence, effect or state of facts has had (or would reasonably be expected to have) a materially disproportionate adverse impact on the Company, taken as a whole, the Company, the Company Shares, or the Licensed Patent Rights, individually or in the agreement, as compared to other Persons in the industry in which the Company conducts its business.

1.69 “Merger” has the meaning set forth in the Recitals.

1.70 “Merger Sub” has the meaning set forth in the preamble.

1.71 “Merger Sub Share” has the meaning set forth in Section 2.1.5(c).

1.72 “Milestone Payment” has the meaning set forth in Section 2.3.1.

1.73 “Multiemployer Plan” has the meaning provided in Section 3(37) of ERISA.

1.74 “NDA” means any New Drug Application under the FDCA (together with all subsequent submissions, supplements and amendments thereto, and any materials, documents or information referred to or relied upon thereby) seeking approval to market, sell or otherwise distribute a Product, in any formulation or dosage form, in the United States, and similar applications or filings in the countries within the Territory.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.75 “Net Sales” means, with respect to a Product for any period, the aggregate gross amount billed or invoiced on sales of such Product during such period by the Company or its sublicensees in a particular country in the Territory to Third Parties (including wholesalers or distributors) in bona fide arm’s-length transactions, less the following deductions, in each case related specifically to the Product and actually allowed and taken by or credited to such Third Parties:

(a) normal trade, cash or quantity discounts actually given;

(b) chargeback payments, price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities or other payees;

(c) Taxes, tariffs on sales (such as sales, value added, or use taxes), duties or other governmental charges levied on or measured by the sale of Products, whether absorbed by the Company or its Affiliates or paid by the payee to the extent added to the sale price and set forth separately as such in the total amount invoiced (provided that, in no event, will the deductions in this subsection (c) include franchise taxes or income taxes of any kind);

(d) amounts repaid, credited or allowed or price adjustments by reason of rejections, defects, damaged Product or for the rejection or return of Product previously sold;

(e) any consideration actually paid or payable for any delivery system related to a billed or invoiced sale of such Product, where, for purposes of this Net Sales definition, a “delivery system” means any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of such Product;

(f) freight, insurance, shipping and handling or other transportation charges to the extent set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Product;

(g) any royalties owed to Brandies under the License Agreement for sales of Product to any governmental authority for which such governmental authority is entitled to a royalty-free right pursuant 35 USC 202(c)(paragraph 4); and

(h) any other similar and customary deductions to the extent set forth separately as such in the total amount invoiced.

Net Sales shall not include transfers or dispositions for charitable, compassionate, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall not include sales between or among the Parent and its Subsidiaries (including, after the Closing, the Company) or their sublicensees. Subject to the above, Net Sales shall be calculated in accordance with U.K. GAAP, consistently applied with the past practice of the Parent and its Subsidiaries.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

For Net Sales of a Product sold or supplied as a Combination Product, the Net Sales of such a Combination Product will be determined, subject to the provisions set forth below in this Section 1.74, by multiplying the actual Net Sales of such Combination Product in a particular country in the Territory by the fraction of A/(A+B), where A is the average gross amount billed or invoiced per unit of such Product in such country in the Territory during the period in respect of which Net Sales are being calculated of the Product sold separately and B is the total average gross amount billed or invoiced per unit in such country in the Territory of the other active ingredient (including a biologic product) or device included in the Combination Product during the period in respect of which Net Sales are being calculated, when sold separately. If neither the Product nor the other active ingredient (including a biologic product) or device included in the Combination Product are sold separately as a monotherapy in such country in the Territory during the period in respect of which Net Sales are being calculated, then the Company or the Parent, on the one hand, and the Sellers’ Representative on the other, shall agree in writing on the fair market value of the other active ingredient (including a biologic product) or device included in the Combination Product that is to be deducted from the Net Sales of the Combination Product in determining the Net Sales of the Product contained in the Combination Product; provided, however, if such Parties shall be unable to agree in writing on the fair market value of such other active ingredient (including a biologic product) or device within thirty (30) days from the date of First Commercial Sale of such Combination Product, then the parties shall request that the Accounting Firm resolve such disagreement in accordance with the procedures set forth in Section 2.3.3 of this Agreement, which determination by the Accounting Firm shall be final, binding and conclusive on the Company, the Sellers’ Representative and the Sellers and shall not be appealable.

1.76 “Objection Notice” has the meaning set forth in Section 2.3.3(b).

1.77 “Parent” has the meaning set forth in the preamble.

1.78 “Parent’s Accounting Principles” has the meaning set forth in Section 2.3.2(c).

1.79 “Parent Indemnified Party” has the meaning set forth in Section 6.3.1.

1.80 “Parent Shares” has the meaning set forth in Section 2.1.5(a).

1.81 “Parent Shareholder Agreement” has the meaning set forth in Schedule 4.1.1.

1.82 “Patent Files” mean copies (or originals, where available to the Company or its agents or Affiliates) of the following to the extent comprising or relating to Licensed Patent Rights: (a) all patents, patent applications, assignments and correspondence to and from any country in the Territory (whether or not to or from the Company); and (b) to the extent that the same are in existence and related to the items in clause (a), all files, records, workbooks (including, without limitation, laboratory notebooks), correspondence, data, notes and information in the possession or Control of the Company or its agents.

1.83 “Patent Rights” has the meaning given to such term in the License Agreement (as amended by the License Agreement Amendment).

1.84 “Person” means any individual, corporation, partnership, joint venture, limited liability company, joint stock company, trust or unincorporated organization or Governmental Authority.

1.85 “Petsko” has the meaning set forth in the preamble.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.86 “Pharmaceutical Product Regulatory Authority” means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals or medical products, and from which permission is needed to market any such products, including the FDA.

1.87 “Phase III Study” means any controlled study in humans of the efficacy and safety of a product which is conducted after Phase II Study has been completed and which is prospectively designed to demonstrate statistically whether the product is safe and effective for use in a particular indication and is usually intended to be sufficient to support registration of the Product.

1.88 “Preclinical Stud(y/ies)” means all studies and other testing, including any animal or other non-clinical studies and testing, not conducted on humans.

1.89 “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Period, the portion of such Tax period ending at the end of the Closing Date.

1.90 “Privacy Practices” has the meaning set forth in Section 3.3.9(h).

1.91 “Product” means a product for the therapeutic or prophylactic treatment of amyotrophic lateral sclerosis (ALS) that is covered by a Valid Claim of the Licensed Patent Rights.

1.92 “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

1.93 “Post-Closing Taxes” means Taxes of the Company for any Post-Closing Tax Period.

1.94 “Qualified Financing” shall mean an equity financing of the Parent in which the Parent issues ordinary or preferred shares in a transaction or series of transactions, excluding pursuant to an employee benefit plan of Parent.

1.95 “Registrations” means, with respect to any jurisdiction, any and all of the regulatory approvals, licenses, registrations, agreements, permits, exemptions, clearances, certificates, consents, authorizations, other permissions, and requests for approval for, and supplements or amendments to, the foregoing Controlled by the Company or its Affiliates relating to the Product issued by any Governmental Authority, necessary or useful to study, manufacture, or Commercialize a Product in a country in the Territory, including where applicable, applications for pricing and reimbursement approval.

1.96 “Regulatory Documentation” means any and all applications to or from the FDA or any other Governmental Authority for approvals (including all drug approval applications, NDAs, NDA amendments, supplemental NDAs, BLAs, BLA amendments, supplemental BLAs, CTAs and CTA amendments), registrations, licenses, authorizations and approvals (including all Registrations), submissions, notifications, and Preclinical Study and clinical study authorization applications or notifications (including all supporting files, writings, data, studies and reports)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

prepared for submission to a Governmental Authority or research Institutional Review Board with a view to the granting of any Registration (investigational new drug application or clinical trial application), approvals granted by or received from the FDA or any other Governmental Authority (including marketing approvals, variations and pricing applications) or other marketing authorization or approval, and any correspondence to or with the FDA or any other Governmental Authority with respect to Product as it relates to the Territory (including minutes, tracking logs, internal meeting minutes and contact reports, and official contact reports relating to any communications, written or verbal, with any Governmental Authority), and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files relating to the Product.

1.97 “Report” has the meaning set forth in Section 2.3.2(a).

1.98 “Representatives” means, with respect to any Party, such Party’s counsel, accountants, financial advisors, lenders and other agents and representatives.

1.99 “Restricted Party” means each of Fidelity, Petsko and Ringe who are subject to the restrictions contained in Section 5.2 of this Agreement.

1.100 “Return Date” has the meaning set forth in Section 6.4.5(b).

1.101 “Ringe” has the meaning set forth in the preamble.

1.102 “Royalty Payment” has the meaning set forth in Section 2.3.2(a).

1.103 “Royalty Period” has the meaning set forth in Section 2.3.2(a).

1.104 “Securities Act” mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.105 “Sellers” has the meaning set forth in the preamble.

1.106 “Seller Indemnified Party” has the meaning set forth in Section 6.2.

1.107 “Sellers’ Representative” has the meaning set forth in the preamble.

1.108 “Special Representations” has the meaning set forth in Section 6.1.

1.109 “Straddle Period” has the meaning set forth in Section 5.4.2.

1.110 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company (either alone or together with any other Subsidiary) owns any stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which such corporation or other legal entity controls the management.

1.111 “Surviving Corporation” has the meaning set forth in Section 2.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.112 “Tax” or “Taxes” means (a) any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross margins, personal property, sales, use, transfer, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, fine, penalty, or addition thereto, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary, or aggregate group for any taxable period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of being a transferee of or successor to any Person or as a result of an obligation to indemnify any Person.

1.113 “Tax Claim” has the meaning set forth in Section 5.4.3.

1.114 “Tax Return” means any report, return, declaration or other information or filing, including any amendments thereto, supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, claims for refund and any documents with respect to or accompanying payments of estimated Taxes.

1.115 “Taxing Authority” means any federal, state, or local Governmental Authority responsible for the assessment, collection, imposition or administration of any Tax.

1.116 “Technical Information” means any and all technical and/or scientific data and information, including any chemical, formulation, structural, functional biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, process, pre-clinical, clinical, assay, control, safety, manufacturing and quality control data and information, and all copyrights, trade secret rights and other Intellectual Property Rights relating to any of the foregoing.

1.117 “Territory” means the US, Australia, Canada and Europe and any other jurisdiction in which the Company is granted orphan drug or other regulatory exclusivity.

1.118 “Third Part(y/ies)” means any Person(s) other than Company and its Affiliates and Merger Sub, the Parent and their respective Affiliates.

1.119 “Third Party Claim” has the meaning set forth in Section 6.5.1.

1.120 “Transaction Documents” means this Agreement and the Ancillary Agreements.

1.121 “United Kingdom” or “U.K.” means the United Kingdom of Great Britain and Northern Ireland.

1.122 “U.K. GAAP” means United Kingdom generally accepted accounting principles.

1.123 “United States” or “U.S.” means the United States of America, its territories, protectorates and possessions.

1.124 “U.S. GAAP” means United States generally accepted accounting principles.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

1.125 “Valid Claim” means any claim in any (a) issued and unexpired patent of the Licensed Patent Rights that has not been abandoned in accordance with the terms of the License Agreement, has not been rejected, revoked, held unenforceable, unpatentable or invalid in a final decision of a court or other Governmental Authority of competent jurisdiction from which no appeal has been or can be taken or (b) pending patent application among the Licensed Patent Rights that have been pending for no more than four (4) years from the first priority date claimed in such patent application.

2. THE MERGER.

2.1 The Merger. At the Effective Time, subject to the terms and conditions set forth in this Agreement and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

2.1.1 Effective Time. At the Closing, the Parties shall file a certificate of merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) and executed in accordance with the relevant provisions of Delaware Law and make such other filings and recordings as required under Delaware Law. The Merger shall become effective at such time as is specified in the Certificate of Merger as is duly filed with the Delaware Secretary of State (the “Effective Time”).

2.1.2 Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

2.1.3 Charter; Bylaws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended as provided in the Certificate of Merger. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

2.1.4 Directors; Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

2.1.5 Effect of Merger on the Capital Stock of the Constituent Corporations.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Sellers, upon the terms and subject to the conditions set forth in this Agreement, each Company Share issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and be converted automatically into

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

the right to receive, credited as fully paid, 15 A ordinary shares of £0.0001 each in the capital of the Parent (the “Parent Shares”), which Parent Shares, for the avoidance of doubt, the Parent is issuing to the Sellers in consideration for the Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Parent will, and Merger Sub hereby procures that Parent will, allot and issue the Parent Shares to the Sellers as set forth on Schedule 2.1.5. In no event, shall the Parent Shares to be issued to the Sellers under this Agreement in respect of the Merger exceed, credited as fully paid, in aggregate 30,000 A ordinary shares of £0.0001 each in the capital of the Parent. The Parent Shares shall be distributed amongst the Sellers as set forth on Schedule 2.1.5.

(b) Each outstanding Company Share owned by the Company as treasury stock or authorized but currently unissued Company Shares immediately prior to the Effective Time will, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, be cancelled and extinguished without payment of any Merger Consideration therefor and will cease to exist.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company, the Sellers, or any other Person, upon the terms and subject to the conditions set forth in this Agreement, each share of common stock, par value $0.01 per share, of Merger Sub (each, a “Merger Sub Share”) that is outstanding immediately prior to the Effective Time shall be cancelled and extinguished and be converted automatically into, and shall thereupon represent, one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, with the same rights, powers and privileges as the Merger Sub Shares so converted and shall thereupon constitute the only outstanding shares of capital stock of the Surviving Corporation, to be held exclusively by the Parent.

2.1.6 Stock Certificates Evidencing Company Shares.

(a) At the Effective Time, (i) no holder of record of a stock certificate that immediately prior to the Effective Time represented outstanding Company Shares shall have any rights as a stockholder of the Company other than the right to receive the applicable portion of the Parent Shares as set forth above in Section 2.1.5(a) in this Agreement, and (ii) each stock certificate representing any outstanding Company Shares shall thereafter represent only the right to receive the applicable portion of the Parent Shares as set forth above in Section 2.1.5(a) in this Agreement.

(b) In the event any stock certificate representing any Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such Seller, the Parent shall issue to the Seller who is the record holder of such stock certificate representing any Company Shares a certificate evidencing such Seller’s applicable portion of the Parent Shares; provided, however, that the Parent or the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such consideration, require such Seller to indemnify the Parent and the Surviving Corporation against any claim that may be made against Merger Sub or the Surviving Corporation with respect to such stock certificate representing any Company Shares.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(c) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall thereafter be no further registration of transfers of shares of Company Shares outstanding immediately prior to the Effective Time on the records of the Company. After the Effective Time, no transfer of such Company Shares shall thereafter be made on the stock transfer books of the Surviving Corporation.

2.2 Issuance of Merger Sub Share; Procurement of Parent Shares.

2.2.1 Issuance of Merger Sub Share. At the Closing and immediately prior to the Effective Time, Merger Sub shall, in consideration for the Parent issuing the Parent Shares in accordance with the provisions Section 2.1.5(a) (which Parent Shares, for the avoidance of doubt, the Parent is issuing to the Sellers in consideration for the Merger), issue to the Parent, one Merger Sub Share, which Merger Sub Share shall be duly authorized, validly issued, fully paid and non-assessable upon issuance.

2.2.2 Procurement of the Issue of Parent Shares. At the Effective Time, Merger Sub shall, in consideration for the Merger and in exchange for the issuance of a Merger Sub Share, procure that the Parent issues to the Sellers, credited as fully paid, the Parent Shares in accordance with the provisions of Section 2.1.5(a) of this Agreement (which Parent Shares, for the avoidance of doubt, the Parent is issuing to the Sellers in consideration for the Merger). In addition, Merger Sub shall procure that the Sellers are entered into the register of members of the Parent in respect of the number of Parent Shares to be issued to each such Seller pursuant to Section 2.1.5(a).

2.3 Contingent Payments. In addition to the issuance of the Parent Shares, the Parent shall make, or cause the Company to make, to the Sellers or the Sellers’ Representative, as herein set forth in this Section 2.3, the payments described in this Section 2.3 as additional consideration for the Merger (the “Contingent Payments” and together with the Parent Shares, the “Merger Consideration”) if, and at such times as, herein provided.

2.3.1 Milestone Payments. The following cash payments (each, a “Milestone Payment”) to the Sellers in accordance with the payment instructions set forth on Schedule 2.3.1, each of which Milestone Payments shall be allocated amongst the Sellers in accordance with the proportions set forth on such Schedule 2.3.1:

(a) [***] dollars (US$[***]) to be paid, if at all, by wire transfer of immediately available funds within [***] ([***]) Business Days following [***]; and

(b) [***] dollars (US$[***]) to be paid, if at all, by wire transfer of immediately available funds within [***] ([***]) Business Days following [***].

Under no circumstances shall Parent or the Company be obligated under this Section 2.3.1 to make Milestone Payments to the Sellers in excess of [***] dollars (US$[***]) in the aggregate.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

2.3.2 Royalty Payments.

(a) For so long as there is at least one Valid Claim or orphan drug or other regulatory exclusivity in effect following the First Commercial Sale of any Product (the “Royalty Period”) in any country within the Territory, an annual royalty payment (the “Royalty Payment”) equal to [***] percent ([***]%) of annual Net Sales of such Product in such country within the Territory. Within [***] ([***]) days after the end of each calendar quarter during the Royalty Period, the Parent or its designee shall deliver a report (each a “Report”) to the Sellers’ Representative specifying the Net Sales by Product and by country in the Territory during the just completed calendar quarter for the applicable Royalty Period, and the actual aggregate amount payable to the Sellers’ Representative on behalf of the Sellers on account of sales of any Product during such calendar quarter in the Royalty Period, which Report will provide the Sellers’ Representative with calculations of the amount of the Royalty Payment in sufficient detail to enable the Sellers’ Representative to review Net Sales of each Product for the period and the amount of the Royalty Payment paid. Subject to Section 2.3.3(b), any amounts payable by or on behalf of the Parent under this Section 2.3.2 shall be due and payable within [***] ([***]) days after the end of each calendar quarter during the applicable Royalty Period. Following the Royalty Period in respect of a Product, no additional Royalty Payment shall be due and owing in respect of such Product except for any Royalty Payment in respect of such Product that was accrued but unpaid during the Royalty Period.

(b) All cash payments to be made by the Parent, the Company or one of their respective Affiliates under this Section 2.3.2 will be made to the Sellers’ Representative, as agent for the Sellers, in U.S. dollars by wire transfer to a single bank account specified on Schedule 2.3.2 attached hereto or to such bank account as the Sellers’ Representative may subsequently designate in writing to the Parent or the Company.

(c) From and after the Closing Date, the Parent and the Company shall, and shall cause their Affiliates and their and their Affiliates’ respective successors and assigns to determine Net Sales as follows:

(i) The Parent, the Company and their Affiliates shall use accounting principles, methods and practices (including the application of U.K. GAAP) that it determines, in consultation with its advisors, to be consistent with U.K. GAAP (the “Parent’s Accounting Principles”) and shall not be required under this Agreement or otherwise to prepare the Report consistent with the historical accounting principles, methods and practices (including the application of U.S. GAAP) used by the Sellers or the Company prior to the Closing Date.

(ii) The Company and its Affiliates (to the extent licensees or sublicensees of any Licensed Patent Rights) shall use Commercially Reasonable Efforts to operate and conduct the development, manufacture and/or Commercialization of the Licensed Patent Rights and any Product.

2.3.3 Records and Audits.

(a) The Company shall keep, and shall cause each of its Affiliates (to the extent licensees or sublicensees of any Licensed Patent Rights) and licensees, to keep adequate books and records of accounting for the purpose of calculating all Royalty Payments payable to the Sellers under Section 2.3.2. For the seven (7) years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of the Company’s applicable Affiliates and licensees) shall be kept at each of their principal place of business and shall be open for inspection at reasonable times and upon reasonable notice by the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Accounting Firm for the sole purpose of inspecting the Royalty Payments due to the Sellers under this Agreement. In no event shall such inspections be conducted hereunder more frequently than once every twelve (12) months. The Accounting Firm must have executed and delivered to the Company and its Affiliates (to the extent licensees or sublicensees of any Licensed Patent Rights) or licensees, a confidentiality agreement as reasonably requested by the Company, which shall include provisions limiting the Accounting Firm’s disclosure to the Sellers’ Representative and the Sellers to only the results and basis for such results of such inspection. The results of such inspection, if any, shall be binding on all Parties. Any underpayments shall be paid by the Company within thirty (30) days of notification of the results of such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. Sellers’ Representative shall pay for such inspections, except that in the event there is any upward adjustment in aggregate Royalty Payments payable for any calendar year shown by such inspection of more than five percent (5%) of the amount paid, in which case, the Company shall reimburse Sellers’ Representative for any reasonable out-of-pocket costs of the Accounting Firm.

(b) Each Report delivered pursuant to Section 2.3.2 shall be final, binding and conclusive, unless the Sellers’ Representative notifies the Company and the Parent in writing of any disagreement therewith (an “Objection Notice”) within thirty (30) days after its receipt thereof, specifying (a) those items as to which there is disagreement and (b) a reasonably detailed description of the basis, nature, dollar amount and extent of the dispute or disagreement. If the Sellers’ Representatives delivers an Objection Notice within such 30 day- period, then for a period of ten (10) Business Days from the date of delivery of the Objection Notice, the Company shall afford the Sellers’ Representative and its Representatives with reasonable access during normal business hours to the books and records of the Company or its Affiliates (to the extent licensees or sublicensees of any Licensed Patent Rights) and its licensees so as to enable its review of the applicable Report and the information contained therein. The Company and the Sellers’ Representative shall attempt in good faith to resolve such dispute, and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If the Company and the Sellers’ Representative are unable to resolve all disputes reflected in the Objection Notice within ten (10) Business Days after the date of delivery of the Objection Notice (or such longer period as the Company and the Sellers’ Representative may mutually agree upon), then the Company shall request that Ernst & Young LLP or such other independent certified public accounting firm of national recognition as mutually agreed upon by the Company and the Sellers’ Representative (the “Accounting Firm”) to resolve any remaining disagreements. The Company and the Sellers’ Representative shall use their commercially reasonable efforts to cause the Accounting Firm to make its determination within thirty (30) days of its engagement for such purpose. The determination by the Accounting Firm shall be final, binding and conclusive on the Company, the Sellers’ Representative and the Sellers and shall not be appealable. The Company and the Sellers’ Representative shall deliver to the Accounting Firm all work papers and back-up materials relating to the unresolved disputes requested by the Accounting Firm to the extent available to the Company and the Sellers’ Representative and their respective Representatives. The Company and the Sellers’ Representative shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of Representatives of the Company and the Sellers’ Representative. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. Upon resolution by the Accounting Firm to its satisfaction of all such disputed matters, the Accounting

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Firm shall cause to be prepared and shall deliver to the Company and the Sellers’ Representative a final Report setting forth the Net Sales for each Product by country in the Territory in dispute as specified in the Objection Notice in respect of the calendar quarter at issue in the disputed Report, and the date of such delivery by the Accounting Firm shall be deemed the date on which the Report and the Net Sales for the applicable Products in the Territory in respect of the calendar quarter at issue in the disputed Report shall become final, binding and conclusive.

(c) The fees, costs and expenses of the Accounting Firm pursuant to Section 2.3.3(b) shall be allocated between the Company or the Parent, on the one hand, and the Sellers’ Representative, on the other hand, in the same proportion that the aggregate amount of the disputed items that are unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total amount of disputed items submitted.

(d) The Company, its Affiliates (to the extent licensees or sublicensees of any Licensed Patent Rights) and licensees shall not be required under this Agreement to maintain books and records in respect of Royalty Payments or Net Sales of any Product for more than seven (7) years following the end of any calendar year.

(e) All financial information subject to review under this Section 2.3 shall be held by each Party in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the Company and/or its Affiliates obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

(f) The resolution of any claim or dispute in respect of Net Sales or any Royalty Payment shall be resolved as provided in this Section 2.3.3 and shall not be subject to any other dispute resolution provision (if any) provided for in this Agreement.

2.3.4 No Implied Rights. The right of the Sellers (directly or through the Sellers’ Representative) to receive any Milestone Payment or Royalty Payment (i) is solely a contractual right and is not a security for purposes of any federal or state securities laws (and shall confer upon the Sellers only the rights of a general unsecured creditor under Applicable Law); (ii) will not be represented by any form of certificate or instrument; (iii) does not give the Sellers’ Representative or Sellers any dividend rights, voting rights, liquidation rights, preemptive rights or other rights including, without limitation, any rights with respect to the operation or conduct of the business of the Company or the Company from and after the Closing; and (iv) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed.

2.4 Closing. The closing of the Merger hereunder shall be conducted telephonically and/or via email, facsimile transfer or other similar means of correspondence (the “Closing”) concurrently with the execution and delivery of this Agreement on the Effective Date (the date of Closing, the “Closing Date”), and shall be deemed to have taken place at the offices of DLA Piper LLP (US) in New York City or at such other place as the Parties may mutually agree. Subject to the terms and conditions of this Agreement, at the Closing, (i) Merger Sub will issue one Merger Sub Share to the Parent in consideration for the Parent issuing the Parent Shares in accordance with the provisions Section 2.1.5(a) (which Parent Shares, for the avoidance of doubt, the Parent is issuing to the Sellers in consideration for the Merger), which Merger Sub Share shall be duly authorized, validly issued, fully-paid and non-assessable; (ii) the Parent will issue, subject to the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

filing of the Certificate of Merger as provided in Section 2.1.1 of this Agreement, the Parent Shares to the Sellers (which Parent Shares, for the avoidance of doubt, the Parent is issuing to the Sellers in consideration for the Merger), credited as fully paid, in accordance with Section 2.1.5(a) of this Agreement, which shall be allocated amongst the Sellers as set forth on Schedule 2.1.5, in exchange for the issue of one Merger Sub Share by Merger Sub; and (iii) the Parties will exchange (or cause to be exchanged) the certificates and/or other documents, or do, or cause to be done, all of the things respectively required of each Party as specified in Article 4 herein.

2.5 Withholding. Notwithstanding any other provision of this Agreement, Merger Sub, the Parent or, following the Effective Time, the Company, as the case may be, shall be entitled to withhold, or cause to be withheld, any and all amounts paid or deemed paid by it to any Person as a result of the transactions contemplated by this Agreement, including from any Contingent Payments, that it reasonably believes are required to be withheld under Applicable Law. To the extent such amounts are so deducted and withheld and paid over to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and the payor Party shall secure and, from time to time (if and as applicable), send to the payee Party evidence in its possession of such payment.

2.6 Allocation of Company Expenses. From and after the Effective Time, all accounts payable or other expenses of the Company (the “Company Expenses”) in respect of the periods prior to and following the Effective Time shall be prorated and apportioned as follows:

(a) to Fidelity for all Company Expenses incurred in respect of any period prior to the Effective Time (which shall include the Closing Date), and

(b) to Parent and the Surviving Corporation for all Company Expenses incurred in respect of any period from and after the Effective Time.

The payment of any Company Expenses subject to this Section 2.6 shall be the responsibility of the Party required to pay such Company Expense pursuant to this Section 2.6; provided, however, that Parent or the Surviving Corporation shall be entitled to pay any Company Expense allocable to Fidelity pursuant to this Section 2.6 and then, upon submission of an invoice or other reasonable documentation evidencing the applicable Company Expense, to be reimbursed for such Company Expense from Fidelity promptly (but within any event within 30 days) following submission of such invoice or other documentation evidencing such Company Expense. Each of Fidelity, on the one hand, and Parent and the Surviving Corporation, on the other, shall use Commercially Reasonable Efforts to make payment of any Company Expenses submitted for payment by such Party pursuant to this Section 2.6 when the payment of such Company Expense is due.

3. REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties of Merger Sub. Merger Sub hereby represents and warrants to the Sellers that as of the Closing Date:

3.1.1 Authorization. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is or will be a party have been duly authorized by the Board of Directors and the sole stockholder of Merger Sub. No other action or approval on the part of Merger Sub or its Affiliates is required for the execution, delivery and performance of this Agreement by Merger Sub other than those which shall have already been made or obtained.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.1.2 Organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has all requisite power and authority to own, lease and operate the properties and assets it currently owns, leases and operates and to carry on its business and is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business conducted by Merger Sub as of the Closing Date or the ownership of its assets makes such qualification necessary. Merger Sub has previously made available to the Sellers true, correct and complete copies of its certificate of incorporation and bylaws.

3.1.3 Power and Authority. Merger Sub has the power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which it is or will be a party have been duly executed and delivered by Merger Sub, and constitute the legal, valid and binding obligations of Merger Sub, enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.1.4 Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is or will be a party do not: (a) violate, conflict with, result in any material breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under (i) any Contract to which Merger Sub is a party, (ii) the provisions of its certificate of incorporation or bylaws, or (iii) any order, writ, injunction or decree of any Governmental Authority entered against it or by which any of its property is bound that would adversely affect Merger Sub’s ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; or (b) violate any Applicable Laws. There is no consent, approval, order or authorization of or from, or registration, notification, declaration or filing to or with, any Governmental Authority that is required by Merger Sub in connection with the execution, delivery or performance by Merger Sub of this Agreement and the Ancillary Agreements to which it is or will be a party or the consummation of the transactions contemplated hereby and thereby.

3.1.5 Litigation. There is no litigation or proceeding (including, but not limited to arbitration), in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority or Governmental Authority, pending, or, to Merger Sub’s Knowledge, threatened, against Merger Sub or with respect to this Agreement or the consummation of the transactions contemplated hereby.

3.1.6 Brokers. No broker, investment banker, agent, finder or other intermediary acting on behalf of Merger Sub or under the authority thereof, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated under this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.1.7 Compliance with Applicable Laws. Merger Sub is, and has been since its formation, in compliance with all Applicable Laws in all material respects.

3.2 Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Sellers that as of the Closing Date:

3.2.1 Authorization. The Parent has all necessary consents and authorizations to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party.

3.2.2 Organization. The Parent is a private company limited by shares duly incorporated in England and Wales.

3.2.3 Parent Capitalization; Parent Shares. Schedule 3.2.3 sets forth the entire issued share capital of the Parent as of immediately prior to the Closing. All the issued shares of the Parent as of immediately prior to the Closing set forth on Schedule 3.2.3 have been properly allotted and are fully paid up and were issued in conformity with all Applicable Laws, including U.S. federal securities Applicable Laws. The issued shares of the Parent as of immediately prior to the Closing set forth on Schedule 3.2.3 were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Law, any provision of the articles of association, or any Contract to which Parent is a party or by which it is otherwise bound. No Person has any right (whether contingent or otherwise) to require the Parent: (a) to allot or grant rights to subscribe for any shares; or (b) to convert any existing securities into shares or issue securities that have rights to convert into shares. Except for the Parent Shareholder Agreement and articles of association, the Parent is not a party to any shareholder, member, investor or similar agreements or understandings with respect to the repurchase or transfer of any issued share capital of the Parent. The Parent Shares shall, at the Effective Time, be validly authorized and allotted, free of Encumbrances (other than such Encumbrances incurred pursuant to the Parent Shareholder Agreement or the articles of association).

3.2.4 Power and Authority. The Parent has the power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which it is or will be a party have been duly executed and delivered by the Parent, and constitute the legal, valid and binding obligations of the Parent, enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.2.5 Non-Contravention. The execution, delivery and performance by the Parent of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is or will be a party do not: (a) violate, conflict with, result in any material breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under (i) any material Contract to which the Parent is a party, other than such consents, approvals or notices which have already been obtained or given; (ii) result in the creation of any Encumbrance on any of the Parent Shares other than as set forth in the Parent Shareholder Agreement and articles of association; (iii) the provisions of its articles of association or other

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

governing documents; or (iv) any order, writ, injunction or decree of any Governmental Authority entered against it or by which any of its property is bound that would adversely affect the Parent’s ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is or will be a party; or (b) violate any Applicable Laws. Except for the filing of a Form SH01 in respect of the Parent Shares with the U.K. Companies House, there is no consent, approval, order or authorization of or from, or registration, notification, declaration or filing to or with, any Governmental Authority that is required by the Parent in connection with the execution, delivery or performance by the Parent of this Agreement and the Ancillary Agreements to which it is or will be a party or the consummation of the transactions contemplated hereby and thereby.

3.2.6 Litigation. There is no litigation or proceeding (including, but not limited to arbitration), in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority or Governmental Authority, pending, or, to the Parent’s Knowledge, threatened, against the Parent or with respect to this Agreement or the consummation of the transactions contemplated hereby.

3.2.7 Brokers. No broker, investment banker, agent, finder or other intermediary acting on behalf of the Parent or under the authority thereof, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated under this Agreement.

3.2.8 Compliance with Applicable Laws. Parent is, and has been since its formation, in compliance with all Applicable Laws in all material respects.

3.2.9 Parent Financial Statements. Parent has delivered to Sellers an unaudited balance sheet of Parent as at September 30, 2015 (the “Parent Unaudited Balance Sheet”) and related unaudited statements of operations and cash flows, as applicable, for the period from April 24, 2015 through September 30, 2015 (the “Parent Unaudited Income Statement” and, together with the Parent Unaudited Balance Sheet, the “Parent Financial Statements”). A true copy of the Parent Financial Statements is attached at Schedule 3.2.9. Except as described in Schedule 3.2.9, the Financial Statements (a) were prepared in accordance with U.K. GAAP, consistently applied with past practice (except for the absence of footnote disclosure and any year-end audit adjustments), and (b) fairly present, in all material respects, the financial position and results of operations, and cash flows of the Parent, on a consolidated basis, as of the date and for the period indicated.

3.2.10 Absence of Undisclosed Liabilities. The Parent does not have any debt or liabilities required to be shown on a balance sheet prepared in accordance with U.K. GAAP, applied in a manner consistent with the preparation of the Parent Unaudited Balance Sheet as at September 30, 2015 except: (a) to the extent disclosed or reserved against in the Parent Unaudited Balance Sheet, or (b) for liabilities and obligations that were incurred after the date of the Parent Unaudited Balance Sheet in the ordinary course of the Business consistent in amount and kind with past practice and not individually or in the aggregate material to the Parent.

3.3 Representations and Warranties of the Company. The Company hereby represents and warrants to Merger Sub and the Parent that as of the Closing Date:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.3.1 Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party have been duly authorized by the Board of Directors and stockholders of the Company. No other action or approval on the part of the Company or its Affiliates is required for the execution, delivery and performance of this Agreement by the Company.

3.3.2 Organization. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate the properties and assets it currently owns, leases and operates and to carry on its business and is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business conducted by the Company as of the Closing Date or the ownership of its assets makes such qualification necessary. The Company has previously made available to the Parent true, correct and complete copies of the certificate of incorporation, bylaws and any other governing documents of the Company.

3.3.3 Capitalization; Subsidiaries.

(a) The authorized and issued and outstanding shares of capital stock of the Company are as set forth on Schedule 3.3.3(a). The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Company Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially by the Sellers in the proportions as set forth on Schedule 3.3.3(a), in each case, free and clear of all Encumbrances. The Company Shares were issued in conformity with all Applicable Laws, including federal and state securities Applicable Laws, and were not issued in violation of, and are not subject to, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Law, any provision of the certificate of incorporation, bylaws and any other governing documents of the Company or any Contract to which the Company is or was a party or by which it is or was otherwise bound. Except as set forth on Schedule 3.3.3(a), there are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of the Company’s capital stock, or (ii) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. The Company does not maintain any share option plan or any other plan or agreement providing for equity compensation to any Person. Neither the Company nor any Seller is a party to any voting trusts, proxies, or other shareholder, member, investor or similar agreements or understandings with respect to the voting, repurchase, or transfer of shares of the capital stock of the Company.

(b) The Company has no, and has never had, Subsidiaries and does not have, and has never had, any interest in, or obligation or right to acquire, purchase or subscribe for, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

3.3.4 Power and Authority. The Company has the power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company, and constitute the legal, valid and binding

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

obligations of the Company, enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.3.5 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is or will be a party do not: (a) violate, conflict with, result in any material breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Contract of the Company, including the License Agreement; (b) result in the creation of any Encumbrance on any of the Company Shares; (c) violate any Applicable Laws; or (d) give any party to any Contract to which the Company is a party, including the License Agreement, the right to terminate, modify or accelerate any rights, obligations or performance under such Contract. Except for the filing of the Certificate of Merger, there is no consent, approval, order and authorization of or from, and registration, notification, declaration or filing to or with, any Person, including any Governmental Authority that is required by the Company in connection with the execution, delivery or performance by the Company of this Agreement and the Ancillary Agreements to which it is or will be a party or the consummation of the transactions contemplated hereby and thereby.

3.3.6 Title to Assets. The Company has the sole and exclusive right, title and interest in and to, or a valid lease or license to, all of its assets used or usable in the conduct of its business as conducted as of the Closing Date (“Company Assets”) free and clear of all Encumbrances. Except as set forth in the License Agreement, no portion of the Company Assets has been licensed from or to any Third Party. The license grants under the License Agreement comprise all of the assets and rights that are used or held for use by the Company prior to the Closing.

3.3.7 Intellectual Property.

(a) Except as described on Schedule 3.3.7(a), the Company owns exclusively all right, title and interest in and to, or has valid and enforceable exclusive license rights to all of the Licensed Patent Rights and valid and enforceable non-exclusive license rights to all of the Licensed Know-How (“Company Intellectual Property Rights”). The Company Intellectual Property Rights are the only Intellectual Property Rights Controlled by the Company. The Licensed Patent Rights were developed with federal funding from the U.S. government. The Company has made available true and complete copies of all Patent Files in its possession to the Parent. Neither the Company nor any of its Affiliates Controls or otherwise uses any trademarks, trademark registrations, trademark applications, service marks, service mark registrations or service mark applications. Other than the Licensed Know-How included in the Company Intellectual Property Rights, there is no know-how, techniques, processes, methods, formulations, specifications, chemical materials, biologic materials, assays, marketing plans and strategies, software (including source code and related documentation) or other data and information (and all copyrights, trademarks, trade secret rights and other Intellectual Property Rights relating to any of the foregoing) Controlled by the Company in written, electronic or any other form.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(b) Other than the License Agreement, there are no license agreements in respect of any of Company Intellectual Property Rights either licensed by the Company as licensor to Third Parties or any of its Affiliates or licensed from Third Parties or any of its Affiliates to the Company as licensee. The License Agreement is in full force and effect, all payments through the Closing Date required to be made thereunder by the Company have been made, and the Company is in compliance in all material respects with its respective obligations thereunder.

(c) (i) To the Company’s Knowledge, there are no facts that should reasonably support a finding of invalidity or infringement with respect to the Company Intellectual Property Rights, (ii) to the Company’s Knowledge, no actions or omissions have occurred in connection with the pending patent applications comprising the Patent Rights which would reasonably be likely to render any Licensed Patent Rights unenforceable, and (iii) none of such Company Intellectual Property Rights has been or is the subject of any pending proceeding (including, with respect to the Licensed Patent Rights, inventorship challenges, interferences, reissues, reexaminations and oppositions or similar proceedings) or any order or other agreement restricting or any order or other agreement (other than the License Agreement) restricting (1) the use of any such Company Intellectual Property Rights or (2) the assignment or license thereof by the Company (or any of its Affiliates, as applicable).

(d) Other than the License Agreement, there are no Contracts to which the Company or any of its Affiliates is a party that include royalty, license fee and other similar payment obligations of the Company (or any of its Affiliates) with respect to the Licensed Patent Rights or otherwise in connection with the exploitation of the Company Patents Rights.

(e) To the Company’s Knowledge, there is no unauthorized use, infringement, misappropriation or violation of any of the Company Intellectual Property Rights by any Person. To the Company’s Knowledge, the exploitation (including the manufacture, use, sale, offer for sale or importation thereof) of the Company Intellectual Property Rights, including the Licensed Patent Rights, in the Territory does not and will not infringe or misappropriate or otherwise violate, as applicable, the Intellectual Property Rights of any Person. The Company has not received any written notice from any Person regarding, and has no Knowledge of, any claim or assertion of, any infringement, misappropriation or violation with respect to Intellectual Property Rights of any Person in connection with any of the Company Intellectual Property Rights, including the Licensed Patent Rights.

(f) To the Company’s Knowledge, all issuance, renewal, maintenance and other payments that are or have become finally due with respect to the Company Intellectual Property Rights, including the Licensed Patent Rights, have been paid by or on behalf of the Company as of the Effective Date. To the Company’s Knowledge, all documents, certificates and other material in connection with the Company Intellectual Property Rights, including the Licensed Patent Rights, have, for the purposes of maintaining such Company Intellectual Property Rights, been filed in a timely manner with the relevant Governmental Authorities. The Company and to the Company’s Knowledge, its Affiliates or its licensors, as applicable, have filed, prosecuted and maintained all Licensed Patent Rights and have filed, maintained or otherwise protected all other Company Intellectual Property Rights.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(g) The Company has taken reasonable measures to maintain in confidence all Company trade secrets and Company Confidential Information.

3.3.8 Product Sales; Inventory. The Company has not developed, manufactured or Commercialized any Products in the Territory. Neither the Company or its Affiliates, nor any Third Party on behalf of The Company or its Affiliates, owns, possesses and/or is control of any inventory of finished Product for sale or use in the Territory.

3.3.9 Company Compliance with Legal Requirements; Regulatory Matters.

(a) The Company is, and has been since its formation, in compliance with all Applicable Laws in all material respects. The Company has not received any written notice of any asserted violation of Applicable Laws. The Company is not aware of any pending investigation of any Governmental Authority.

(b) The Company possesses all Registrations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, necessary for the lawful conduct of its business as now conducted. All such Registrations are in full force and effect in all material respects and the Company has filed all reports, notifications and filings with, and have paid all regulatory fees to, the applicable Governmental Authority necessary to maintain all of such Registrations in full force and effect. The Company is in compliance in all material respects with the terms of all such Registrations. The Company has not received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Registration. The consummation of the transactions contemplated under this Agreement, in and of itself, will not cause the revocation or cancellation of any Registration.

(c) The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority. The Company has not been placed under or otherwise made subject to the FDA’s Application Integrity Policy pursuant to FDA’s Compliance Policy Guide (CPG) 7150.09, 56 FR 46191 (September 10, 1991).

(d) Neither the Company nor any of its current officers or agents, nor, to the Knowledge of the Company, any of its Affiliates, have ever been, are currently, or are the subject of a proceeding that could lead to the Company, any Seller or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. For purposes of this provision, the following definitions shall apply: (i) a “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a(a) or barred from providing services in any capacity to a person that has an approved or pending drug or injectable product application; (ii) a “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a(a) or barred from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity; (iii) an “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA); and (iv) a “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a(a) or 42 U.S.C. §1320a—7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible, and in each case any foreign equivalents thereof, as applicable.

(e) Neither the Company nor any of its current officers, employees or agents, nor, to the Knowledge of the Company, any of its Affiliates, has made an untrue statement of a material fact or fraudulent statement to any Pharmaceutical Product Regulatory Authority, failed to disclose a material fact required to be disclosed to any Pharmaceutical Product Regulatory Authority, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar Applicable Law in any other country in the Territory.

(f) The Company has no Knowledge of any scientific or technical fact or circumstance that would reasonably be expected to materially and adversely affect the scientific, therapeutic or commercial viability of the Licensed Patent Rights or any Product, including the ability to obtain a Registration for any Product.

(g) The Company has not been notified in writing by any Third Party or any Governmental Authority of any material failure (or any material investigation with respect thereto) by them or any licensor, licensee, partner or distributor to comply with, or maintain systems and programs to ensure compliance with, any Applicable Laws.

(h) All personal data collected, processed and disclosed by the Company or any of its Affiliates, including any information or data collected during any clinical trials conducted during the development, Preclinical Studies and clinical testing, manufacture, storage, distribution, supply and administration of the Licensed Patent Rights or any Product, have been, and are being, collected, processed, transferred, stored, used and disclosed in material compliance with (A) all Applicable Laws and industry standards, including the Health Insurance Portability and Accountability Act of 1996 and the implementing regulations of the U.S. Department of Health and Human Services, Directive 95/46/EC of 24 October 1995 and the implementing laws of the individual European Union countries and (B) the Company’s privacy, data protection and information security policies and practices (collectively “Privacy Practices”). Neither the Company nor any of its Affiliates have received any: (i) written notice or complaint alleging non-compliance with any Applicable Laws or the Privacy Practices relating to the collection, processing and disclosure of information or data; (ii) written claim for compensation for loss or unauthorized collection, processing or disclosure of data; or (iii) written notification of an application for rectification, erasure or destruction of information or data that is still outstanding.

(i) No claims have been asserted nor, to the Company’s Knowledge, are threatened against the Company or its Affiliates by any person, regulator, law enforcement agency or entity alleging a violation of any privacy, personal or confidentiality rights under any of the Privacy Practices or Applicable Laws. With respect to all personal or user information collected

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

by the Company, the Company has at all times taken all commercially reasonable steps necessary (including, without limitation, implementing and monitoring compliance with reasonable measures with respect to administrative safeguards and technical and physical security) to (i) protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse and (ii) comply with Applicable Law and the Privacy Practices in its collection, processing, storage, use, disclosure and transfer of such information.

To the Knowledge of the Company, there has been no unauthorized access to, theft, breach or disclosure of or other misuse of that information. To the Knowledge of the Company, there has been no unauthorized disclosure, whether pursuant to Applicable Law or the Privacy Practices, of electronic communications, patient data, clinical data or protected health information to any Third Party, including any Governmental Authority.

(j) The Company has made available to the Parent (i) complete and correct copies of the Registrations, including all supplements and amendments thereto, (ii) all correspondence sent to and received from any Governmental Authority or any Institutional Review Board, and (iii) all existing written records relating to all discussions and meetings between or involving the Company and any Governmental Authority or Institutional Review Board.

(k) The Company has made available, or has caused its Affiliates to make available, to the Parent all Technical Information and Regulatory Documentation, and any other data, clinical studies and Preclinical Studies in the Company’s or the Company’s Affiliates’ Control, and all such Technical Information and Regulatory Documentation were and are true, complete and correct at such time and as of the date hereof. The Company has prepared, maintained and retained all Regulatory Documentation that is required to be maintained or reported pursuant to and, to the extent applicable, in accordance with Applicable Laws and, to the Knowledge of the Company, all such information is true, complete and correct in what it purports to be.

(l) The Company is not now, and has never have been, party to a Government Contract. Neither the Company nor any of its Subsidiaries are now, and have never been, a Contractor or Subcontractor as those terms are defined and used in the U.S. federal procurement law and regulation, including but not limited to the Federal Acquisition Regulation (“FAR”) and the U.S. Department of Defense Supplement to the FAR (“DFAR”).

(m) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)- (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Covered Person (as defined in this Section 3.3.9(m)), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Covered Person” means, with respect to the Company or Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

(n) The Company is not required to register as an “investment company” under the Investment Company Act of 1940.

3.3.10 Litigation. There is no litigation or proceeding (including, but not limited to arbitration), in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority or Governmental Authority, pending, or, to the Company’s Knowledge, threatened, against the Company or with respect to the consummation of the transactions contemplated hereby.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.3.11 Contracts. The License Agreement and Investment Agreements comprise all of the Contracts between the Company or its Affiliates and Third Parties pursuant to which the Company has rights and/or obligations (the “Company Contracts”). The Company has made available to the Parent a true and correct copy of the Company Contracts. The Company Contracts are in full force and effect and constitute valid and binding obligations of the Company and, to the Knowledge of the Company, the other parties thereto. Neither the Company nor, to the Knowledge of the Company, the other parties to the Company Contracts are in default thereunder, and the Company has not received or given notice of any default thereunder from or to any of the other parties thereto, and, to the Knowledge of the Company, there exists no event which upon notice or the passage of time, or both, would reasonably be expected to give rise to any default by the Company or the other parties thereto. The Company has not received any written notice, nor does the Company have any Knowledge that any party to any Company Contract intends to cancel or terminate any Company Contract.

3.3.12 Employee Matters.

(a) The Company does not have, and has never had, any employees.

(b) The Company does not maintain, sponsor, or contribute to, has never maintained, sponsored or contributed to (and is not, and has never been, required to contribute to) any Employee Benefit Plan, and the Company has no liability and has never had any liability (joint, several, contingent or otherwise) with respect to any Employee Benefit Plan maintained, operated or otherwise contributed to by Seller or an ERISA Affiliate from and after the Closing.

(c) The Company is not a party to nor has any Contract with any independent contractor, consultant or advisor.

3.3.13 Brokers. No broker, investment banker, agent, finder or other intermediary acting on behalf of the Company or under the authority thereof, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated under this Agreement.

3.3.14 Taxes.

(a) All U.S. federal, state, local, and non-U.S. Tax Returns relating to any and all Taxes concerning or attributable to the Company, have been timely filed, and such Tax Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. The Company has provided to the Parent copies of all Tax Returns filed by or on behalf of the Company since its incorporation on July 11, 2012. The Company was not required in accordance with applicable law to file any Tax returns in respect of the years ended December 31, 2012 and 2013.

(b) All Taxes (whether or not shown on any Tax Return) required to be paid by or on behalf of the Company have been timely paid. There are no Encumbrances for Taxes upon the Company or any of its assets. There is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrances for Taxes on the Company or any of its assets.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(c) There is no Tax deficiency outstanding, assessed, or proposed against or with respect to the Company or any of its assets, nor has there been executed or requested any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax of or with respect to the Company or any of its assets.

(d) Neither the Company nor any of its Affiliates has been notified of any request for an audit, examination, or proceeding with respect to any Tax Return that relates to or concerns the Company, nor is any such audit, examination, or proceeding presently in progress. No adjustment relating to any Tax Return filed by or with respect to the Company has been proposed by any Taxing Authority. No claim has ever been made that the Company is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(e) None of the Company Shares is a “United States real property interest” within the meaning of Section 897(c)(1) of the Code.

3.3.15 Real Property. The Company (i) does not own or lease any real property and (ii) has not (nor has any predecessor thereof) owned or leased in the past any real property.

3.3.16 Financial Statements; Indebtedness; No Material Adverse Effect.

(a) Attached to Schedule 3.3.16(a) is the Tax Return of the Company on Form 1120 containing an unaudited balance sheet of the Company as of December 31, 2014. Other than as attached to Schedule 3.3.16(a), the Company has not prepared any other financial statements of the Company as of or for the periods ended December 31, 2014 or as of any date, or for any period ended, after December 31, 2014. The unaudited balance sheet of the Company as of December 31, 2014 attached to Schedule 3.3.16(a) is accurate in all material respects, is consistent, in all material respects, with the books and records of the Company, has been prepared in accordance with U.S. GAAP, and presents fairly, in all material respects, the financial condition of the Company as of December 31, 2014. Since December 31, 2014, the Company’s assets and liabilities as would be reflected on an unaudited balance sheet of the Company as of the Closing Date prepared in accordance with U.S. GAAP have not changed. Schedule 3.3.16(a) sets forth the Company’s historical expenditures, if any, since its incorporation on July 11, 2012 on a quarterly basis (or if no such expenditures have been so incurred, so states).

(b) The Company (i) has no (A) indebtedness for borrowed money or other interest-bearing indebtedness owed under any under credit agreement or facility, (B) indebtedness evidenced by any note, bond, debenture or other debt security or instrument, (C) indebtedness secured by a security interest, pledge or mortgage on its assets, indebtedness for the deferred purchase price of property or services with respect to which it is liable, contingently or otherwise, as obligor or otherwise, (D) capitalized lease obligations, synthetic lease obligations and sale leaseback obligations, whether secured or unsecured, or (E) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions; (ii) is not party to any letters of credit, performance bonds or bankers acceptances; and (iii) has not guaranteed, directly or indirectly, in any manner any indebtedness of any type described in the foregoing clauses (i) and (ii) of any other Person. All indebtedness of any type described in the foregoing sentence has been paid or otherwise discharged in full at or prior to the Closing.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(c) Since January 31, 2015, no Material Adverse Effect has occurred or is continuing.

3.3.17 Interested Party Transactions. None of the Sellers or their respective Affiliates or Affiliates of the Company (collectively, the “Interested Parties”) (a) except for (i) the License Agreement to which Brandeis is a party, and (ii) the Investment Agreements to which each Seller is a party, is presently a party to any Contract or other arrangement with the Company, or (b) except for the Licensed Patent Rights owned by Brandeis and licensed to the Company under the License Agreement, owns any interest in any assets used by the Company. There are no outstanding Liabilities, notes payable to, receivables from or advances by the Company to, and the Company is not otherwise a creditor of, an Interested Party, each of which Liabilities, notes payable, receivables or advances shall be paid or otherwise discharged in full at or prior to the Closing.

3.3.18 Environmental Matters. The Company has complied in all material respects with all Applicable Laws intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”). The Company has not released, handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”). The Company has no Knowledge of any environmental investigation, study, test or analysis, the purpose of which was to discovery, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any location at which the business of the Company has been conducted. The Company does not have Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect. As used herein, “Environmental Liabilities” are any claims, demands, or liabilities under Environmental Law which arise out of or in any way relate to the operations or activities of the Company, or any real property at any time owned, operated or leased by the Company, whether contingent or fixed, actual or potential, and arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

3.3.19 Undisclosed Liabilities. The Company does not have any Liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for contractual liabilities incurred in the ordinary course of business under the Company Contracts.

3.3.20 Full Disclosure. None of the representations or warranties made by the Company in this Agreement or any Ancillary Agreement to which it is or will be a party, nor statements made in the Company and Seller Disclosure Schedules or any certificate furnished by the Company pursuant to this Agreement or any Ancillary Agreement to which it is or will be a party, when taken together, contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.4 Representations and Warranties of the Sellers. Except with respect to the representations and warranties contained below in Section 3.4.7 as to which Brandeis makes no such representations and warranties, each Seller, severally as to such Seller, hereby represents and warrants to Merger Sub and the Parent that as of the Closing Date:

3.4.1 Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party have been duly authorized by such Seller or, if applicable, the board of directors or similar governing body of such Seller. No other action or approval on the part of such Seller is required for the execution, delivery and performance of this Agreement by such Seller and the Ancillary Agreements to which it is or will be a party.

3.4.2 Organization. Such Seller, if such Seller is an entity, is validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is or will be a party. Such Seller, if such Seller is an individual, has all necessary legal capacity to enter into each of the Transaction Documents to which it is or will be a party and to perform all of his or her obligations pursuant to each of the Transaction Documents to which such Seller is or will be a party.

3.4.3 Title to Company Shares. Such Seller (a) is the sole record and beneficial owner of, the Company Shares set forth opposite such Seller’s name on Schedule 3.3.3(a); (b) except as set forth in the Investment Agreements, is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such Company Shares; (c) except as set forth in the Investment Agreements, is not a party to any option, warrant, purchase right or other Contract that could require such Seller to sell, transfer or otherwise dispose of any of such Seller’s Company Shares (other than this Agreement); (d) has full power, right and authority, and any approval required by Applicable Laws, to make and enter into this Agreement; and (e) has good, valid and marketable title to such Seller’s Company Shares set forth opposite such Seller’s name on Schedule 3.3.3(a), free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, and, assuming that the other Seller’s party to this Agreement have good and marketable title to such Seller’s Company Shares set forth opposite such Seller’s name on Schedule 3.3.3(a), free and clear of all Encumbrances, the Parent will acquire good and marketable title to 100% of the capital stock of the Company, free and clear of all Encumbrances. Such Seller has consented to the Merger in accordance with Section 228 of Delaware Law and/or by conduct by tendering such Seller’s Company Shares and thereby forfeits all of such Seller’s appraisal rights in respect of the Merger under Section 262 of Delaware Law.

3.4.4 Power and Authority. Such Seller has the power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which such Seller is a party have been duly executed and delivered by such Seller, and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.4.5 Non-Contravention. The execution, delivery and performance by such Seller of this Agreement and the Ancillary Agreements to which it is or will be a party and its compliance with the terms and provisions hereof and thereof do not conflict with or result in a breach of any of the terms and provisions of or constitute a default under: (a) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property that would adversely affect such Seller’s ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is or will be a party; (b) if an entity, the provisions of such Sellers certificate or articles of incorporation, bylaws or similar governing documents; or (c) any order, writ, injunction or decree of any Governmental Authority entered against such Seller or by which any of such Seller’s property is bound that would adversely affect such Seller’s ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which such Seller is a party.

3.4.6 Litigation. There is no litigation or proceeding (including, but not limited to arbitration), in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority or Governmental Authority, pending, or, to such Seller’s Knowledge, threatened, against such Seller with respect to this Agreement or the consummation of the transactions contemplated hereby.

3.4.7 Regulatory Matters.

(a) None of Fidelity, Petsko or Ringe, nor, solely with respect to Fidelity, any of Fidelity’s current officers, directors or employees, nor, to the actual knowledge of Fidelity, any independent contractor or agent of Fidelity involved in preparing or submitting any Regulatory Documentation, has ever been, is currently, or is the subject of a proceeding that could lead to the Company, such Seller or any such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. For purposes of this provision, the following definitions shall apply: (i) a “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a(a) or barred from providing services in any capacity to a person that has an approved or pending drug or injectable product application; (ii) a “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a(a) or barred from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity; (iii) an “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA); and (iv) a “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a(a) or 42 U.S.C. §1320a—7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible, and in each case any foreign equivalents thereof, as applicable.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(b) None of Fidelity, Petsko or Ringe, nor, solely with respect to Fidelity, any of Fidelity’s current officers, directors or employees, nor, to the actual knowledge of Fidelity, any independent contractor or agent of Fidelity involved in preparing or submitting any Regulatory Documentation, has made an untrue statement of a material fact or fraudulent statement to any Pharmaceutical Product Regulatory Authority, failed to disclose a material fact required to be disclosed to any Pharmaceutical Product Regulatory Authority, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar Applicable Law in any other country in the Territory.

3.4.8 Brokers. No broker, investment banker, agent, finder or other intermediary acting on behalf of such Seller or under the authority thereof, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated under this Agreement.

3.4.9 Investor Representations.

(a) Such Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of the investment in such Seller’s portion of the Parent Shares. Such Seller believes he or it has received all the information regarding Parent and Merger Sub that he or it considers necessary or appropriate for deciding whether to acquire such Seller’s portion of the Parent Shares.

(b) Such Seller is acquiring such Seller’s portion of the Parent Shares solely for such Seller’s own account (not as a nominee or agent) for investment purposes and does not have any Contract with any person to sell, transfer or grant participations to any third person with respect to any portion of the Parent Shares for such Seller.

(c) The Parent has made available to such Seller all material that has been requested by such Seller and has provided answers to all questions of such Seller regarding the terms and conditions of the offering of the Parent Shares and the business, properties, prospects, and financial condition of the Parent and its Subsidiaries, including Merger Sub, and such additional information (to the extent the Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished or made available to such Seller by the Parent. Such Seller has had an opportunity to inspect such books and records and material contracts as such Seller deemed necessary to its determination to acquire such Seller’s portion of the Parent Shares. Such Seller believes he or it has received all the information it considers necessary or appropriate for deciding whether to purchase the Parent Shares.

(d) Such Seller understands that an investment in the Parent Shares is highly speculative and that there can be no assurance as to what return, if any, there may be. Such Seller further understands that no public market now exists for all or any portion of the shares comprising the Parent Shares, that there can be no assurance that a public market will ever exist for the shares comprising the Parent Shares and that the Parent is under no obligation to register

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

any portion of the Parent Shares for such Seller. Such Seller (i) has no need for liquidity in its investment in such Seller’s portion of the Parent Shares, (ii) is able to bear the substantial economic risks of an investment in such Seller’s portion of the Parent Shares for an indefinite period, and (iii) at the present time, can afford a complete loss of such investment in such Seller’s portion of the Parent Shares. If an individual, such Seller’s current commitments to illiquid investments is not disproportionate to such Seller’s net worth and such Seller’s investment in such Seller’s portion of the Parent Shares will not cause such commitment to become disproportionate. Such Seller acknowledges that no federal, state or other governmental agency has made any findings or determination as to the fairness of the offering for investment, nor any recommendation or endorsement of the Parent Shares. The offering of the Parent Shares has not been reviewed for accuracy or completeness by any federal, state or other securities commissioner or agency.

(e) Such Seller was not offered or sold the Parent Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

(f) Such Seller acknowledges and understands that the Parent Shares have not been registered under the Securities Act or any other securities laws by reason of a specific exemption thereunder, and that any certificates evidencing such Seller’s portion of the Parent Shares will be imprinted with legends restricting their transfer other than in compliance with the Securities Act and other applicable securities laws. Such Seller acknowledges that such Seller’s portion of the Parent Shares must be held indefinitely unless subsequently registered under the Securities Act or the Parent receives an opinion of counsel satisfactory to the Parent that such registration is not required.

(g) Such Seller understands that the Parent Shares have not been registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, Regulation D or other specific exemption thereunder, and that the Company’s reliance on such exemption is predicated on the accuracy of such Seller’s representations set forth herein.

(h) To the extent that such Seller is a Covered Person (as defined in Section 3.3.9(m) of this Agreement), no Disqualification Event (as defined in Section 3.3.9(m) of this Agreement) is applicable to such Seller, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.

(i) Such Seller is a US person (as provided for by the Securities Act 1933) and acknowledges no offer of the Parent Shares has been made to such Seller in any jurisdiction other than the United States of America.

3.5 Additional Representations and Warranties of Brandeis. Brandeis hereby represents and warrants to Merger Sub and the Parent that as of the Closing Date:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.5.1 Validity of the License Agreement. The License Agreement (a) is the legal, valid and binding license to the Licensed Patent Rights, enforceable against Brandeis in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, and (b) represents the complete agreement and understanding between Brandeis and the Company relating to the Licensed Patent Rights as of the Closing Date. The License Agreement has not been amended, modified or supplemented as of the Closing Date, other than the amendment contemplated to be entered into simultaneously with the Closing pursuant to the terms of this Agreement. The License Agreement is in full force and effect, all payments through the Closing Date required to be made thereunder by the Company have been made, and the Company is in compliance in all material respects with its respective obligations thereunder.

3.5.2 Rights to Licensed Patent Rights. All rights, title and interest of Ringe, Petsko and Xu Simon (collectively, the “Inventors”) in the Licensed Patent Rights have been assigned to Brandeis and Brandeis has delivered copies of the patent assignments to the Parent. To the Knowledge of Brandeis’s Office of Technology Licensing (after inquiry with Brandeis’s Office of General Counsel), Brandeis has not received any written notice from any Person claiming or asserting any infringement, misappropriation or violation with respect to Intellectual Property Rights of any Person in connection with any of the Licensed Patent Rights. To the Knowledge of Brandeis’s Office of Technology Licensing (after inquiry with Brandeis’s Office of General Counsel), no event has occurred or circumstance exists that (with or without notice or lapse of time) would cause or would be reasonably expected to cause Brandeis not to be able to license the Licensed Patent Rights in accordance with terms of the License Agreement, provided, however, that nothing in this sentence is intended to be (nor shall it be construed as) a representation or warranty that the use of the Company Intellectual Property Rights does not infringe the Intellectual Property Rights of another Person. All issuance, renewal, maintenance and other payments that are or have become finally due with respect to the Licensed Patent Rights have been paid as of the Closing Date. All documents, certificates and other material in connection with the Licensed Patent Rights have, for the purposes of maintaining such Licensed Patent Rights, been filed in a timely manner with the relevant Governmental Authorities. Brandeis has filed, prosecuted and maintained or caused to be filed, prosecuted and maintained on its behalf, all Licensed Patent Rights.

3.5.3 Use of Government Funding. The Licensed Patent Rights were developed at least in part with federal funding from the U.S. government.

3.5.4 No Right to Additional Company Shares of Parent. Except for the portion of the Parent Shares set forth opposite Brandeis’s name on Schedule 2.1.5, immediately after the consummation of the transactions contemplated by this Agreement, Brandeis is not, and will not be, entitled to, credited as fully paid, any A ordinary shares of £0.0001 in the capital of the Parent or any other ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares of Parent pursuant to the License Agreement or otherwise. Brandeis acknowledges that neither Parent nor any of its Affiliates is, nor will be, obligated to issue Brandeis any Anti-Dilution Protection Adjustment Shares (as defined in the License Agreement) pursuant to Exhibit A of the License Agreement, any other provision of the License Agreement or otherwise.

4. CLOSING DELIVERIES

4.1 Deliveries of the Company and Sellers. At the Closing, the Company and each of the Sellers shall deliver, or cause to be delivered, to the Parent the following:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.1.1 Ancillary Agreements. The Company and each Seller shall have delivered to Merger Sub or the Parent each Ancillary Agreement listed on Schedule 4.1.1 to which it is or will be a party, each of which shall have been validly executed by a duly authorized representative of the Company or such Seller, as applicable.

4.1.2 Resignations. The Company shall have delivered to the Parent, the resignations and releases, effective as of the Closing Date, of the officers and directors of the Company.

4.1.3 Corporate Certificate. The Company shall have delivered to the Parent a certificate dated as of the Closing Date and signed on the Company’s behalf by an officer of the Company certifying as follows: (a) the Company’s Certificate of Incorporation and bylaws, or equivalent organizational documents, attached to such certificate is true, correct and complete, in full force and effect in the form attached to such certificate from and after the date of the adoption of the resolutions referred to in clause (b) below, and no amendment to such Certificate of Incorporation has occurred from and after the date of the last amendment annexed thereto; (b) the resolutions of the stockholders, if applicable, and the Board of Directors of the Company attached to such certificate authorizing this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements were duly adopted at a duly convened meeting thereof or by written consent, remain in full force and effect, and have not been amended, rescinded or modified; and (c) the incumbency of its directors and officers as of the Closing.

4.1.4 FRPTA Certification. The Company shall have delivered to the Parent a certificate that meets the requirements of Treasury Regulations Section 1.1445-2(c)(3) dated as of the Closing Date, certifying that the Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five year period ending on the Closing Date.

4.1.5 Amendment to License Agreement. The License Agreement shall be amended in form and substance satisfactory to the Parent in the form attached hereto as Exhibit C (the “License Agreement Amendment”).

4.1.6 Termination of the Investment Agreements. The Company and the Sellers shall have delivered a termination agreement in form and substance satisfactory to Parent with respect to the termination as of the Effective Time of the Investment Agreements as set forth on Schedule 4.1.1.

4.2 Deliveries of the Parent. At the Closing, the Parent and Merger Sub shall deliver, or cause to be delivered, to the Sellers’ Representative the following:

4.2.1 Ancillary Agreements. The Parent shall have delivered to the Sellers’ Representative each Ancillary Agreement listed on Schedule 4.2.1, each of which shall have been validly executed by a duly authorized representative of Parent.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.2.2 Corporate Certificate. The Parent shall deliver to the Seller’s Representative a certificate dated as of the Closing Date and signed on the Parent’s behalf by an authorized director or officer of the Parent certifying as follows: (a) the Parent’s articles of association are true, correct and complete, in full force and effect in the form attached to such certificate from and after the date of the corporate approvals referred to in clause (b) below, and no amendment to such Certificate of Incorporation has occurred from and after the date of the last amendment annexed thereto; (b) that this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements were duly authorized by all necessary corporate action and have not been amended, rescinded or modified; and (c) the incumbency of its directors and officers as of the Closing.

4.2.3 Corporate Certificate. Merger Sub shall have delivered to the Sellers’ Representative a certificate dated as of the Closing Date and signed on the Company’s behalf by an officer of the Company certifying as follows: (a) Merger Sub’s certificate of incorporation and bylaws, or equivalent organizational documents, attached to such certificate is true, correct and complete, in full force and effect in the form attached to such certificate from and after the date of the adoption of the resolutions referred to in clause (b) below, and no amendment to such Certificate of Incorporation has occurred from and after the date of the last amendment annexed thereto; (b) the resolutions of the sole stockholder, if applicable, and the Board of Directors of Merger Sub attached to such certificate authorizing this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements were duly adopted at a duly convened meeting thereof or by written consent, remain in full force and effect, and have not been amended, rescinded or modified; and (c) the incumbency of its directors and officers as of the Closing.

5. COVENANTS.

5.1 Confidentiality.

5.1.1 Fidelity. From and after the Closing, Fidelity shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its and their respective Representatives to hold, in confidence and not use any and all Company Confidential Information, whether written or oral, concerning the Company or any Confidential Information of Parent disclosed to Fidelity.

5.1.2 Brandeis, Petsko and Ringe. From and after the Closing, each of Brandeis, Petsko and Ringe shall, and shall cause its Affiliates to, hold, and shall use its reasonable efforts to cause its and their respective Representatives to hold, in confidence, and not use, (a) any and all Company Confidential Information, whether written or oral, concerning the Company or (b) any Confidential Information of Parent disclosed to Brandeis, Petsko or Ringe, except that, with respect to Company Confidential Information, (x) Brandeis and its Affiliates and their respective Representatives shall (i) be permitted to use the subject matter described and claimed in the Patent Rights for non-commercial purposes to the extent permitted by Section 2.3 of the License Agreement (as amended by the License Agreement Amendment), (ii) retain all rights to the Licensed Know-How, except to the extent licensed under Section 2.1 of the License Agreement (as amended by the License Agreement Amendment), and (y) Petsko and Ringe shall be permitted to use (i) the Licensed Patent Rights (A) for or on behalf of the Parent or its Affiliates, or (B) for non-commercial, academic purposes in his or her capacity as a faculty member of Brandeis or other academic institution disclosed in writing to Parent, or (ii) the Licensed Know-How as permitted by Brandeis (except to the extent licensed under Section 2.1 of the License Agreement (as amended by the License Agreement Amendment)).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

5.1.3 Company Confidential Information. As used herein, “Company Confidential Information” is Confidential Information of the Company except to the extent that such Confidential Information (a) is generally available to and known by the public through no fault of such Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Solely for the purposes of applying this Section 5.1 to Brandeis and notwithstanding anything to the contrary in this Agreement, information that is or has been independently developed by Brandeis, any of its Affiliates, or any of their respective Representatives shall not constitute Company Confidential Information.

5.1.4 Disclosure Required under Applicable Law. If any Seller or any of its Affiliates or their respective Representatives are compelled to disclose any Company Confidential Information or Confidential Information of Parent by judicial or administrative process or by other requirements of Applicable Law, such Seller shall promptly notify the Parent or the Company in writing and shall disclose only that portion of such Company Confidential Information or Confidential Information of Parent, as applicable, which such Seller is advised by its counsel in writing is legally required to be disclosed, provided that such Seller, at Parent’s cost, shall use reasonable best efforts to obtain (or to permit Parent to obtain) an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Company Confidential Information or Confidential Information of Parent, as applicable.

5.2 Noncompetition and Nonsolicitation. For a period commencing on the Closing Date and (x) with respect to Fidelity, ending thirty-six months following the Closing Date, and (y) with respect to Petsko and Ringe, thirty-six months following the first Registration in the United States, no Restricted Party shall, and no Restricted Party shall permit any of its Affiliates to, directly or indirectly:

(a) Consult with, render services for or otherwise engage in any business, endeavor or activity anywhere in the Territory for the development, manufacture, use or Commercialization of any Competing Technology; provided, that, (y) Petsko and Ringe shall be permitted to use the Licensed Patent Rights and Licensed Know-How (i) for or on behalf of the Parent or its Affiliates, or (ii) for non-commercial, academic purposes in his capacity as a faculty member of Brandeis or other academic institution disclosed in writing to Parent;

(b) Hire or solicit any employee of the Company or its Affiliates or encourage any such employee to leave such employment or hire any such employee who has left such employment; provided, that nothing in this Section 5.2 shall prevent any Restricted Party or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Company or its Affiliates or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee; or

(c) solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

For the avoidance of doubt, the restrictions contained in this Section 5.2 shall not apply to Brandeis, which shall be subject in all respects to the rights and restrictions with respect to the Licensed Patent Rights and Licensed Know-How as set forth in the License Agreement (as amended).

5.2.2 Right to Equitable Relief. Each Restricted Party acknowledges that a breach or threatened breach of this Section 5.2 would give rise to irreparable harm to the Parent and its Affiliates, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any Restricted Party of any such obligations, the Parent or its Affiliates shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

5.2.3 Reasonableness of Restrictions. Each Restricted Party acknowledges that the restrictions applicable to such Restricted Party contained in this Section 5.2 are reasonable in duration and scope (geographic and otherwise) and necessary to protect the legitimate interests of the Parent and its Affiliates and constitute a material inducement to the Parent and Merger Sub to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.2 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by Applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by Applicable Law. The covenants contained in this Section 5.2 and each provision hereof is severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

5.3 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5.4 Tax Covenants.

5.4.1 Tax Returns and Payment of Taxes. Without the prior written consent of the Parent (which consent shall not be unreasonably withheld), no Seller shall, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election or amend any Tax Return or take any action or omit to take any action that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company in respect of any Post-Closing Tax Period.

(a) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any stamp or transfer Tax in respect of the Company Shares and any other similar Tax) shall be borne and paid by Fidelity when due. Fidelity shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Company shall reasonably cooperate with respect thereto as necessary).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(b) The Company shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by the Company to Fidelity (together with schedules, statements and, to the extent requested by Fidelity, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Fidelity objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify the Company in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Company and Fidelity shall negotiate in good faith and use their reasonable best efforts to resolve such items. If the Company and Fidelity are unable to reach such agreement within ten (10) days after receipt by the Company of such notice, the disputed items shall be resolved by the Accounting Firm and any determination by the Accounting Firm shall be final. The Accounting Firm shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by the Company and then amended to reflect the Accounting Firm’s resolution. The costs, fees and expenses of the Accounting Firm shall be borne equally by the Company and Fidelity. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of the Company.

5.4.2 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

5.4.3 Contests. The Company agrees to give written notice to Fidelity of the receipt of any written notice by the Company, the Parent or any of the Company’s Affiliates which involves the assertion of any claim, or the commencement of any audit or other proceeding in respect of Taxes of the Company, in respect of which an indemnity may be sought by any Parent Indemnified Party pursuant to this Section 5.4 (a “Tax Claim”); provided, that failure to comply with this provision shall not affect any Parent Indemnified Party’s right to indemnification hereunder. The Company or its Affiliates shall control the contest or resolution of any Tax Claim; provided, however, that the Company shall obtain the prior written consent of Fidelity (which

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consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; Fidelity shall be entitled to participate in the defence of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Fidelity.

5.4.4 Cooperation and Exchange of Information. Each Seller and the Company shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Section 5.4 or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. Each Seller and the Company shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the date seven (7) years following the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other Parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, each Seller or the Parent (as the case may be) shall provide the other Party with reasonable written notice and offer the Company or the Sellers’ Representative, as the case may be, the opportunity to take custody of such materials.

5.4.5 Tax Indemnification. Fidelity shall indemnify the Company, and each Parent Indemnified Party and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.3.14; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Section 5.4; (c) all Pre-Closing Taxes and all Taxes of the Company arising out of or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by Contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Fidelity shall reimburse the Company for any Taxes of the Company that are the responsibility of Fidelity pursuant to this Section 5.4 within ten Business Days after payment of such Taxes by the Parent or the Company. To the extent that any obligation or responsibility pursuant to Section 5.4 may overlap with an obligation or responsibility pursuant to Article 6, the provisions of this Section 5.4 shall govern.

5.4.6 Refunds. Any refunds of Taxes of the Company plus any interest received with respect thereto (net of any Taxes actually imposed on Parent or its Affiliates with respect to such interest) from an applicable Taxing Authority with respect to any Pre-Closing Tax Period shall be for the account of the Sellers, and shall be paid by Parent to the Fidelity (for disbursement to the Sellers) within twenty (20) Business Days after Parent, the Surviving Corporation or any of

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their Affiliates receives such refund. If any refunds or any related interest previously paid to the Sellers pursuant to this Section 5.4.6 is required to be repaid to a Taxing Authority or is subsequently disallowed by a Taxing Authority, the Sellers shall be required to repay to Parent such previously paid amounts, together with any interest and penalties due to such Taxing Authority.

5.4.7 Tax Treatment of Payments. Any Contingent Payment actually paid pursuant to Section 2.3 or indemnification payments pursuant to this Section 5.4 shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Applicable Law.

5.4.8 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.3.14 and this Section 5.4 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

5.5 Public Disclosures. No disclosure of the existence, or the terms, of this Agreement may be made by any Party, and no Party shall use the name, trademark, trade name or logo of any other Party, its Affiliates or their respective employee(s) in any publicity, promotion, press release or disclosure relating to this Agreement or its subject matter, or any Ancillary Agreement without the prior express written permission of the other Parties, except as may be required by Applicable Law. Notwithstanding the foregoing, the Parties have agreed to (a) allow disclosure of this Agreement and the Ancillary Agreements to each Party’s insurers and to existing or potential equity investors and debt providers, provided that such Third Parties are bound by confidentiality restrictions at least as stringent as those contained in this Section 5.1, and (b) allow disclosure of the existence of this Agreement to its employees and vendors and for internal communications.

6. INDEMNIFICATION.

6.1 Survival. The representations and warranties of the Parties contained in this Agreement, or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive until eighteen months from the Closing Date (the “Expiration Date”), except that the representations and warranties in Sections 3.1.1, 3.1.2, 3.1.6, 3.2.1, 3.2.2, 3.2.3, 3.2.7, 3.3.1, 3.3.2, 3.3.3, 3.3.6, 3.3.13, 3.4.1, 3.4.2, 3.4.3, 3.4.8 and 3.5.4, (the “Special Representations”) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnification may be sought under Sections 6.2 or 6.3 herein shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach or potential liability thereof giving rise to such right to indemnity, with reasonable detail to allow the receiving Party to make an assessment thereof, shall have been given to the Party against whom such indemnity may be sought prior to the Expiration Date. Except for the Special Representations, no claim for indemnity for breaches of representations and warranties under this Agreement may be made after the Expiration Date. The covenants, agreements and other provisions contained in this Agreement shall survive the Closing for the full period of all applicable statutes of limitations plus 60 days. The representations and warranties and covenants and agreements contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the Closing Date, with respect to the inaccuracy or breach of any such representation or warranty or covenant or agreement.

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6.2 Indemnification by the Parent. Subject to the limitations set forth in Section 6.4, the Parent shall indemnify, defend and hold harmless each Seller, severally as to such Seller, their respective Affiliates, and, as applicable, their respective employees, officers, directors and agents (each, an “Seller Indemnified Party”) from and against any and all Losses to the extent resulting from or arising out of (a) (i) any misrepresentation or breach of warranty made by Merger Sub or the Parent pursuant to the provisions of this Agreement (other than Special Representations), the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto and (ii) any misrepresentation or breach of any Special Representation made by Merger Sub or the Parent, or (b) any failure by Merger Sub or the Parent to fully perform, fulfill or comply with any covenant or agreement set forth herein, in the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto; provided that no Seller Indemnified Party shall be entitled to any duplicative recovery for the same Loss under this Section 6.2 to the extent that any Seller Indemnified Party has been actually compensated for such Loss.

6.3 Indemnification by the Sellers.

6.3.1 Fidelity. Subject to the limitations set forth in Section 6.4, Fidelity shall indemnify, defend and hold harmless Merger Sub (and, following the Effective Time, its successor, the Company), the Parent and their respective employees, officers, directors, agents and Affiliates (each, a “Parent Indemnified Party”) from and against any and all Losses to the extent resulting from or arising out of (a) (i) any misrepresentation or breach of warranty made by the Company or Fidelity pursuant to the provisions of this Agreement (other than Special Representations), the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto and (ii) any misrepresentation or breach of any Special Representation made by the Company or Fidelity, (b) any failure by the Company or Fidelity at or prior to the Closing to fully perform, fulfill or comply with any covenant or agreement set forth herein, in the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto, and (c) the Company’s ownership of any of the Company Assets or the operation of the business of the Company prior to the Closing; provided that no Parent Indemnified Party shall be entitled to any duplicative recovery for the same Loss under this Section 6.3.1 to the extent that any Parent Indemnified Party has been actually compensated for such Loss.

6.3.2 Brandeis. Subject to the limitations set forth in Section 6.4, Brandeis shall indemnify and hold harmless the Parent Indemnified Parties from and against any and all Losses to the extent resulting from or arising out of (a) (i) any misrepresentation or breach of warranty made by Brandeis pursuant to the provisions of this Agreement (other than Special Representations), the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto and (ii) any misrepresentation or breach of any Special Representation made by Brandeis, or (b) any breach or nonperformance of any covenant or agreement of Brandeis contained herein or the Transaction Documents to which it is or will be a party; provided that no Parent Indemnified Party shall be entitled to any duplicative recovery for the same Loss under this Section 6.3.2 to the extent that any Parent Indemnified Party has been actually compensated for such Loss.

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6.3.3 Petsko. Subject to the limitations set forth in Section 6.4, Petsko shall indemnify and hold harmless the Parent Indemnified Parties from and against any and all Losses to the extent resulting from or arising out of (a) (i) any misrepresentation or breach of warranty made by Petsko pursuant to the provisions of this Agreement (other than Special Representations), the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto and (ii) any misrepresentation or breach of any Special Representation made by Petsko, or (b) any breach or nonperformance of any covenant or agreement of Petsko contained herein or the Transaction Documents to which he is or will be a party; provided that no Parent Indemnified Party shall be entitled to any duplicative recovery for the same Loss under this Section 6.3.3 to the extent that any Parent Indemnified Party has been actually compensated for such Loss.

6.3.4 Ringe. Subject to the limitations set forth in Section 6.4, Ringe shall indemnify and hold harmless the Parent Indemnified Parties from and against any and all Losses to the extent resulting from or arising out of (a) (i) any misrepresentation or breach of warranty made by Ringe pursuant to the provisions of this Agreement (other than Special Representations), the Ancillary Agreements or any certificate or other writing delivered pursuant hereto or thereto and (ii) any misrepresentation or breach of any Special Representation made by Ringe, or (b) any breach or nonperformance of any covenant or agreement of Ringe contained herein or the Transaction Documents to which she is or will be a party; provided that no Parent Indemnified Party shall be entitled to any duplicative recovery for the same Loss under this Section 6.3.4 to the extent that any Parent Indemnified Party has been actually compensated for such Loss.

6.3.5 For purposes of this Article 6, “Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded for all purposes with respect to any indemnity pursuant to this Section 6.3, including for determining whether there is a claim and the amount of any Loss.

6.3.6 No Seller Indemnified Party will make any claim for indemnification against the Company, the Parent or any other Affiliate of the Company (determined after the Closing) under the certificate of incorporation or bylaws of the Company, Delaware Law, any insurance policy or otherwise by reason of the fact that such Seller Indemnified Party was a stockholder, director, manager, officer, employee or agent of the Company or is or was serving at the request of any of the Company as a partner, member, manager, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses or expenses) with respect to any action, suit, proceeding, complaint, claim or demand brought by a Parent Indemnified Party against any Seller or the Sellers collectively (in each case, if such action, suit, proceeding, complaint, claim or demand arises under this Agreement). Each Seller Indemnified Party hereby acknowledges that it will have no claims or right to contribution or indemnity from the Company, the Parent or any other Affiliate of the Company (determined after the Closing) under the certificate of incorporation or bylaws of the Company, Delaware Law, any insurance policy or otherwise with respect to amounts payable by any Seller Indemnified Party pursuant to this Agreement (including pursuant to Sections 2.3 or the applicable provision of this Section 6.3) or any of the other Transaction Documents.

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6.4 Limitation of Indemnification. The term “Indemnified Party” as used in this Section 6.4 shall refer to Seller Indemnified Party or Parent Indemnified Party as applicable.

6.4.1 Threshold Amount; Limitations. No claim may be made by any Indemnified Party for indemnification pursuant to Section 6.2(a)(i), Section 6.3.1(a)(i), Section 6.3.2(a)(i), Section 6.3.3(a)(i), or Section 6.3.4(a)(i) herein unless and until the aggregate amount of Losses for which the Indemnified Party seeks to be indemnified exceeds ten thousand dollars ($10,000.00), and then, only to the extent of such excess.

6.4.2 Cap.

(a) Parent. The maximum liability of Parent for all claims of the Seller Indemnified Parties made pursuant to Section 6.2(a)(i) shall not exceed five hundred thousand dollars ($500,000.00).

(b) Fidelity. The maximum liability of Fidelity for all claims made pursuant to Section 6.3.1(a)(i) shall not exceed five hundred thousand dollars ($500,000.00).

(c) Brandeis; Ringe; Petsko. The maximum liability for each of Brandeis, Ringe and Petsko for any liability under this Agreement (including indemnification liability under this Article 6) shall not exceed the value of the portion of the Parent Shares received by such Seller (as hereinafter determined) plus the amount of Contingent Payments, if any, actually received by such party under Section 2.3, after reducing such amount by any Tax payment made by such party in connection with such Contingent Payment (including any amount withheld with respect to such Contingent Payments pursuant to Section 2.5).

6.4.3 Insurance. Any Losses as to which indemnification provided for in Section 6.2 and Section 6.3 may apply shall be determined net of any cash recovery actually received by an Indemnified Party with respect to insurance specifically with respect to the specific matter for which indemnification is sought, less any costs actually incurred in obtaining such recovery (including premium adjustments and similar charges).

6.4.4 Exclusive Remedy. Except for actions or claims for fraud, actions or claims brought under the provisions of Section 5.4, or actions or claims in respect of breaches of Sections 5.1, 5.2, 5.3 or 5.5 after the Closing, this Article 6 shall provide the sole and exclusive remedy for any misrepresentation or breach of any representation and warranty pursuant to the provisions of this Agreement or any certificate or other writing delivered pursuant hereto.

6.4.5 Payment of Claims.

(a) Fidelity. Any claims made by a Parent Indemnified Party against Fidelity shall be satisfied by a cash payment from Fidelity.

(b) Brandeis, Petsko and Ringe. Any claims made by a Parent Indemnified Party against Brandeis, Petsko or Ringe shall be satisfied first by the transfer of the Parent Shares held by Brandeis, Petsko or Ringe, respectively, back to Parent at the fair market value of the Parent Shares as of the date (the “Return Date”) the amount of Losses in respect of which any Parent Indemnified Party is entitled to indemnification from such Seller pursuant to the

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applicable subsection of Section 6.3 applicable to such Seller has been finally determined pursuant to the provisions of Section 6.5 or Section 6.6, as applicable, in accordance with the provisions set forth in the following sentence, with the balance, if any, satisfied pursuant to the setoff, recoupment or deduction of any Milestone Payment or Royalty Payment in accordance with the provisions of Section 6.4.6 below. The fair market value of the Parent Shares as of the Return Date shall be determined as follows:

(i) If the Return Date is within 180 days of the closing of a Qualified Financing, then the fair market value of the Parent Shares as of the Return Date shall be equal to the value of the shares offered in the Qualified Financing.

(ii) If the Return Date is more than 180 days after the closing of a Qualified Financing, then the fair market value of the Parent Shares as of the Return Date shall be determined as follows:

(A) If a 409A Valuation (as herein defined) is available as of the Return Date, then the fair market value of the Parent Shares as of the Return Date shall equal the value of the Parent Shares determined by an independent Third Party valuation that satisfies the safe harbor requirements under section 409A of the Code (a “409A Valuation”); or

(B) If there is no 409A Valuation of the Parent Shares available as of the Return Date, then Brandeis, Petsko or Ringe (as applicable), on the one hand, and the Parent, on the other, shall propose in writing within thirty (30) days after the Return Date his, her or its determination of the fair market value of the Parent Shares as of the Return Date, and

(1) If the difference between the fair market value as determined by Brandeis, Petsko or Ringe, as applicable, and the Parent is 20% or less, then the fair market value of the Parent Shares as of the Return Date shall be mid-point between the two valuations;

(2) If the difference between the fair market value as determined by Brandeis, Petsko or Ringe, as applicable, and the Parent is more than 20%, then (i) either Party may submit the disputed fair market value of the Parent Shares as of the Return Date to the Accounting Firm for a determination pursuant to the procedures of Section 2.3.3(b) of this Agreement, the provisions of which shall apply hereto mutatis mutandis, (ii) Brandeis, Petsko or Ringe (as applicable), on the one hand, and the Parent, on the other, may agree in writing to use the mid-point between their applicable valuations, or (iii) the applicable Parties may otherwise agree in writing to a value for the Parent Shares as of the Return Date, in each case, with respect to clauses (ii) and (iii), which agreement shall be made within ten (10) Business Days after the expiration of the 30-day period pursuant to Section 6.4.5(b)(ii)(B) (or such longer period as the applicable Parties may mutually agree upon). To the extent any Party submits a matter to the Accounting Firm pursuant to clause (i) above, Brandeis and not Fidelity shall serve as Sellers’ Representative with respect to such matter and Fidelity shall not have any obligation under Section 2.3.3 of this Agreement to pay any fees, costs or expenses of the Accounting Firm with respect to such matter (in which case, such obligations, if any, shall become the obligations of Brandeis, Petsko and Ringe, subject to and in accordance with the provisions of Section 2.3.3).

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(c) Parent. Any claims made by a Seller Indemnified Party against Parent shall be satisfied by a cash payment from Parent.

6.4.6 Setoff Against Milestone Payment and Royalty Payments. The Parent Indemnified Parties may, at their election, setoff, recoup and deduct from all or any portion of any Milestone Payment or Royalty Payment payable to a particular Seller (directly or through the Sellers’ Representative on behalf of all of the Sellers under Section 2.3 of this Agreement), the amount of Losses in respect of which any Parent Indemnified Party is entitled to indemnification from such Seller pursuant to Section 5.4 (solely with respect to Fidelity) or the applicable subsection of Section 6.3 applicable to such Seller and, in each case, as has been finally determined pursuant to the provisions of Section 6.5 or Section 6.6, as applicable, or is being contested in good faith by the Parent Indemnified Parties and such Seller (up to the entire amount of the portion of such Milestone Payment or Royalty Payment that becomes payable to such Seller, but in no event in excess of the amount of Losses in respect of which any Parent Indemnified Party is entitled to or seeking indemnification). The Parent Indemnified Parties shall exercise the foregoing rights by notifying the Sellers’ Representative or the applicable Seller that it is reducing the amount of any Milestone Payment or Royalty Payment payable to the Sellers or a Seller under Section 2.3 of this Agreement and specifying in reasonable detail (i) the nature of the claim and (ii) the amount of the claimed Losses in respect of each such claim. The setoff, recoupment and deduction of any Milestone Payment or Royalty Payment payable to the Sellers under Section 2.3 of this Agreement shall not be the Parent Indemnified Parties sole method of collection or payment for any Losses in respect of which any Parent Indemnified Party is entitled to indemnification from the Sellers pursuant to this Article 6. If the Parent Indemnified Parties setoff, recoup, or deduct under this section and it is determined that the Parent Indemnified Parties did not have a right to setoff, recoup or deduct part or all of such funds payable to a Seller or Sellers, then, immediately upon such a determination, the Parent Indemnified Parties shall pay to the aggrieved Seller the amount it did not have a right to set-off, recoup, or deduct.

6.4.7 Limited Consequential Loss Exclusion. (a) No Parent Indemnified Party shall be entitled to indemnification from Brandeis, Petsko or Ringe pursuant to Section 6.3.2, Section 6.3.3, or Section 6.3.4, respectively, and (b) neither Brandeis, Petsko or Ringe nor any of their respective Affiliates, employees, officers, directors, heirs and agents (collectively, the “Brandeis Indemnified Parties”), shall be entitled to indemnification from Parent pursuant to Section 6.2, in each case, with respect to clauses (a) and (b), for any Losses under this Agreement that constitute special, exemplary, incidental, indirect, punitive or consequential damages (including lost profits), except for any such Losses under this Agreement that constitute special, exemplary, incidental, indirect, punitive or consequential damages (including lost profits) incurred by Third Parties and for which an Indemnified Party is entitled to indemnification for a Third Party Claim under Section 6.3.2 Section 6.3.3, Section 6.3.4 or Section 6.2 of this Agreement, as applicable. For the avoidance of doubt, nothing set forth in this Section 6.4.7 shall limit or be construed to affect the indemnification obligations of the Parent to Fidelity or any of its Affiliates, employees, officers, directors, or agents pursuant to Section 6.2 or Fidelity pursuant to Section 6.3.1.

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6.5 Third Party Claims.

6.5.1 Procedure. Promptly after the discovery by the Party seeking indemnification under Section 6.2 or Section 6.3 herein (the “Indemnified Party”) of any Loss, claim or breach, including any claim by a Third Party (a “Third Party Claim”) that would reasonably be expected to give rise to a claim for indemnification hereunder, the Indemnified Party shall give written notice to the Party against whom indemnity is sought (the “Indemnifying Party”); provided that, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party has been prejudiced thereby, and then only to such extent. The Indemnifying Party shall assume the defense of the Third Party Claim and retain reputable counsel reasonably satisfactory to the Indemnified Party to represent the Indemnifying Party and the Indemnifying Party shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Parties shall have mutually agreed to the retention of such counsel, (b) the named parties to any such proceeding (including any impleaded parties) include the Parties and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (c) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently defend a Third Party Claim it has assumed per the Indemnified Party’s request. All such fees and expenses incurred pursuant to this Section 6.5 shall be reimbursed as they are incurred. In the event that the Indemnified Party assumes the defense of any Third Party Claim, the Indemnified Party’s right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnifying Party shall not be liable for any settlement of any proceeding without its prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any Third Party Claim unless (a) such settlement includes an unconditional release of the Indemnified Party from all liability on claims to which the indemnity relates that are the subject matter of such proceeding and (b) it would not result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (ii) a finding or admission of a violation of Applicable Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates or (iii) any monetary liability of the Indemnified Party arising from such Third Party Claim that shall not be promptly paid or reimbursed by the Indemnifying Party.

6.5.2 Confidential Information. The Indemnified Party and the Indemnifying Party shall use Commercially Reasonable Efforts to avoid production of Confidential Information (consistent with Applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

6.6 Direct Claims. If an Indemnified Party wishes to make a claim for indemnification hereunder for a Loss that does not result from a Third Party Claim (a “Direct Claim”), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim promptly after first learning of such Direct Claim, the amount or the estimated amount of Losses sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final

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amount of such Direct Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto. The Indemnifying Party shall have a period of thirty (30) business days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) business day period or rejects all or any part of the Direct Claim, the Indemnified Person shall be free to seek enforcement of its rights to indemnification under this Agreement with respect to such Direct Claim.

6.7 Treatment of Indemnity Payments. Any payment made pursuant to this Article 6 shall be treated as an adjustment to the Merger Consideration to the extent permitted by Applicable Law.

7. MISCELLANEOUS.

7.1 Sellers’ Representative.

7.1.1 The Sellers’ Representative is hereby appointed and authorized to have full power and authority to represent and take actions for and on behalf of each Seller with respect to the Authorized Actions, and (x) all such actions taken by the Sellers’ Representative shall be binding upon each Seller and such Seller’s successors, assigns and, if applicable, heirs, as if expressly confirmed and ratified in writing by each of them and (y) no Seller shall have a right to object, dissent, protest or otherwise contest the same. Any action to be taken by any Seller or the Sellers collectively pursuant to Section 2.3 shall be authorized to be taken solely by the Sellers’ Representative, except that if Fidelity shall elect in writing not to pursue a claim or objection pursuant to Section 2.3 of this Agreement that Brandeis wishes to pursue, then Brandeis shall be permitted upon written notice to Parent to assume the role of Sellers’ Representative pursuant to this Section 7.1, with all of the duties, obligations, liability, rights, power and authority of the Sellers’ Representative, solely to pursue and resolve such claim or objection in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, to the extent Brandeis assumes the role of Sellers’ Representative with respect to a claim or objection pursuant to this Section 7.1, Fidelity shall not serve as Sellers’ Representative with respect to such claim or objection and Fidelity shall not have any obligation under Section 2.3.3 of this Agreement to pay any fees, costs or expenses of the Accounting Firm with respect to such claim or objection (in which case, such obligations, if any, shall become the obligations of Brandeis, Petsko and Ringe, subject to and in accordance with the provisions of Section 2.3.3).

7.1.2 The Sellers’ Representative is hereby authorized to (the “Authorized Actions”):

(a) receive all notices or documents given or to be given to any of the Sellers or the Sellers’ Representative pursuant hereto or any other Transaction Document or in connection herewith or therewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement or any other Transaction Document;

(b) after the date of this Agreement, take such action as the Sellers’ Representative may, in its sole discretion, deem appropriate in respect of: (A) receiving all documents or certificates or notices required under this Agreement or any Ancillary Agreement; and (B) all such actions as may be necessary to carry out any of the transactions contemplated by

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this Agreement or any other Transaction Document, excluding any waiver of any obligation of Merger Sub or the Parent (except that the Sellers’ Representative shall be authorized to waive any obligation of Parent or its Affiliates under Section 2.3 or Section 5.4, provided, however, that Seller’s Representative shall not be entitled to waive the obligations of Parent or Affiliates under Section 2.3 with respect to Brandeis, Petsko or Ringe without obtaining Brandeis’ prior written consent); and

(c) engage counsel and such accountants (including the Accounting Firm) and other advisors for the purpose of carrying out the obligations of the Sellers and/or the Sellers’ Representative under Section 2.3 or Section 5.4 and incur such expenses in connection with the foregoing.

7.1.3 The Sellers’ Representative shall have no duties or liability to the Sellers with respect to any action taken, decision made or instruction given by the Sellers’ Representative in connection with this Agreement or any instruments, documents and agreements executed and delivered in connection with this Agreement.

7.1.4 The Sellers, in proportion to their respective holdings of Company Shares as set forth on Schedule 2.1.5, agree to indemnify, defend and hold the Sellers’ Representative and any of its Affiliates and any of their respective heirs, successors, assigns, partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Sellers’ Representative’s conduct as Sellers’ Representative, harmless against all Losses incurred by them, other than Liabilities resulting from the Sellers’ Representative’s gross negligence, fraud or willful misconduct in connection with its performance under this Agreement or any instruments, documents and agreements executed and delivered in connection with this Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid by the Sellers and no Parent Indemnified Party shall have any liability therefor. In no event shall the Sellers’ Representative solely with respect to its actions or omissions in its capacity as Sellers’ Representative be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages.

7.1.5 In the performance of its duties hereunder, the Sellers’ Representative shall be entitled to (i) rely upon any document or instrument reasonably believed by its to be genuine, accurate as to content and signed by any Seller or any other Party hereunder and (ii) assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

7.1.6 The Seller or Sellers collectively holding over a majority of the outstanding Company Shares immediately prior to the Closing shall have the right at any time following the Closing to remove the then-acting Sellers’ Representative provided such Sellers appoint a successor Sellers’ Representative upon the resignation or removal of the Sellers’ Representative; provided, however, that neither the removal/resignation of the then acting Sellers’ Representative nor the appointment of a successor Sellers’ Representative shall be effective until the delivery to the Company of executed counterparts of a writing signed by the Sellers collectively holding over a majority of the Company Shares outstanding immediately prior to the Closing with respect to

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such removal, resignation and appointment, together with an acknowledgement signed by the successor Sellers’ Representative appointed in such writing that he or it accepts the responsibility of successor Sellers’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Sellers’ Representative. Each successor Sellers’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Sellers’ Representative, and in this Agreement or any instruments, documents and agreements executed and delivered in connection with this Agreement and shall be deemed to include any interim or successor Sellers’ Representative.

7.1.7 Subject to the right of removal under Section 7.16, the appointment of the Sellers’ Representative hereunder is irrevocable and any action taken by the Sellers’ Representative pursuant to the authority granted in this Section 7.1.9 shall be effective and absolutely binding as the action of the Sellers’ Representative under this Agreement or any instruments, documents and agreements executed and delivered in connection with this Agreement.

7.2 Governing Law, Jurisdiction; Specific Performance.

7.2.1 Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

7.2.2 Jurisdiction. With respect to any dispute, claim, controversy or proceeding arising out of or relating to this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby (each, an “Action”), each Party irrevocably (i) agrees and consents to be subject to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any such Action brought in any such court, waives any claim that such dispute, claim, controversy or proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have any jurisdiction over such Party.

7.2.3 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.2.4 Specific Performance. Notwithstanding anything in Agreement to the contrary, the Parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that the obligations of the parties to effect, on the terms and conditions set forth herein, the covenants and agreements set forth in Article V of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent such (and only such) actual or threatened breaches of this Agreement and to enforce specifically (without proof of actual damages or harm, and not subject to any requirement

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for the securing or posting of any bond in connection therewith) such terms and provisions of this Agreement in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, this being in addition to any other remedy to which they are entitled at law or in equity, including money damages.

7.3 Waiver. A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing.

7.4 Notices.

7.4.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 7.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 7.4.1. Such Notice shall be deemed to have been given as of the date delivered by hand or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.

7.4.2 Address for Notice.

For Parent:

MeiraGTx Limited

450 East 29th Street, 5th Floor

New York, New York 10016

Attn: Richard Giroux, Chief Operating Officer

Fax: (646) 666-7978

with a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, New York 10020

Attn: Penny J. Minna, Esq.

Fax: (410) 580-3228

and

MeiraGTx Limited

450 East 29th Street, 5th Floor

New York, New York 10016

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Attn: Office of the Chief Counsel

Fax: (646) 666-7978

For the Sellers’ Representative:

F-Prime Inc.

(f/k/a Fidelity Biosciences Corp.)

One Main Street

Cambridge, MA 02142

Attn: Stacie Weninger Barnes

Facsimile: (617) 231-2425

with a copy to:

Allan S. Galper

Senior Legal Counsel

FMR LLC (Fidelity Investments)

82 Devonshire St., MZ EPC 13A

Boston, Massachusetts 02109

Fax: (617) 385-2001

For the Sellers:

The address of such Seller set forth on the signature pages to this Agreement.

7.5 Entire Agreement. This Agreement, the Schedules and the Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements supersede all prior agreements, whether written or oral, with respect to the subject matter hereof and thereof (provided that, for the avoidance of doubt, the foregoing shall not affect the Confidentiality Agreements or the Parent Shareholder Agreement). All Schedules or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern.

7.6 Amendment. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

7.7 Assignment. No Party may assign its rights or delegate its obligations under this Agreement, in whole or in part without the prior written consent of the other Parties, except that the Parent and, following the Effective Time, the Company may make such an assignment or delegation without the consent of the Sellers or the Sellers’ Representative (i) to Affiliates, provided that such assignment or delegation shall not relieve such assigning Party from its obligations hereunder, or (ii) to a successor to substantially all of the business to which this Agreement pertains, whether in a merger, sale of stock, sale of assets, spin-off or other transaction (provided that, for the avoidance of doubt, any assignment following the Effective Time of the obligations of the Company under this Agreement without a corresponding assignment of the

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obligations of Parent hereunder shall not affect any of the then-remaining rights and obligations of Parent under this Agreement). Any permitted successor or assignee of rights and/or obligations hereunder shall, in writing to the other Parties, expressly assume performance of such rights and/or obligations. Any attempted assignment or delegation in violation of this Section 7.7 shall be void.

7.8 No Benefit to Others. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons, except as otherwise expressly provided in this Agreement.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile or PDF transmission shall be as effective as an original executed signature page.

7.10 Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

7.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

7.12 Interpretation and Construction.

7.12.1 Unless otherwise provided herein, all monetary values stated herein are expressed in United States currency and all references to “dollars” or “$” will be deemed references to the lawful money of the United States. Each accounting term set forth herein and not otherwise defined shall have the meaning accorded it under U.S. GAAP. For the avoidance of doubt, in the event of any discrepancy between U.S. GAAP and the provisions of this Agreement, the provisions of this Agreement shall control. Whenever conversion of values from any Foreign Currency for a particular date or period shall be required, such conversion shall be made using the closing exchange rate for the date that is three Business Days prior to the applicable date or dates, as the case may be, as reported by Bloomberg L.P. (the “Exchange Rate”) on the close of business in New York, New York three Business Days prior to the applicable date or dates.

7.12.2 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When a reference is made in this Agreement to a party or to a Section, Exhibit or Schedule, such reference

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shall be to a Party to, a Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated. All terms defined in this Agreement shall have their defined meanings when used in any Exhibit or Schedule to this Agreement or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

7.12.3 Whenever the words “include”, “includes”, “including” or “such as” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “asset” and “property” shall be construed to have the same meaning and effect.

7.12.4 The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

7.12.5 Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (a) (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (b) all attachments thereto and instruments incorporated therein.

7.12.6 References to a Person are also to its permitted successors and assigns.

7.13 Opportunity to Consult Counsel. Each Party represents that it has had the opportunity to consult with independent legal counsel or other advisors of its own choosing concerning this Agreement and the Ancillary Agreements to which it is or will be a party.

[Signature Page Follows]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

MERGER SUB:

MEIRAGTx ACQUISITION CORPORATION

By	/s/ Richard Giroux
Name:	Richard Giroux
Title:	COO

PARENT:

MEIRAGTx LIMITED

By	/s/ Zandy Forbes
Name:	Zandy Forbes
Title:	CEO and Director

[Signatures continued on the following page.]

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COMPANY:

BRI-ALZAN, INC.

By	/s/ Stacie Weninger Barnes
Name:	Stacie Weninger Barnes
Title:	President

SELLERS:

F-PRIME INC
(f/k/a FIDELITY BIOSCIENCES CORP.)

By	/s/ Mary Pendergast
Name:	Mary Pendergast
Title:	CFO

Address:	One Main Street, 13th Floor
Cambridge, Massachusetts 02142

/s/ Gregory Petsko
Name: Gregory Petsko

Address:	308 East 72nd St., Apt 14C
New York, New York 10021

/s/ Dagmar Ringe
Name: Dagmar Ringe

Address:	983 Memorial Drive
Cambridge, Massachusetts 02138

BRANDEIS UNIVERSITY

By	/s/ Rebecca Menapace
Name:	Rebecca Menapace
Title:	Associate Provost for Innovation
Executive Director, OTL

Address:	415 South Street
Waltham, Massachusetts 02453

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[Signatures continued on the following page.]

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SELLERS’ REPRESENTATIVE:

F-PRIME INC
(f/k/a FIDELITY BIOSCIENCES CORP.) solely in its capacity as the Sellers’ Representative,

By	/s/ Mary Pendergast
Name:	Mary Pendergast
Title:	CFO

Address:	One Main Street, 13th Floor
Cambridge, Massachusetts 02142

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